UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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BARNES GROUP INC.
(Name of Registrant as Specified In Its Charter)
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BARNES™

Executing Our Core Strategy

Notice of 2024 Annual Meeting of Stockholders & Proxy Statement

May 3, 2024

Barnes Group Inc.
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
Date:	May 3, 2024

Time:	11:00 A.M. Eastern Daylight Time

Format:	Hybrid meeting. You may attend the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) either in person or virtually via a live audio webcast

Location:
In person at the DoubleTree by Hilton, 42 Century Drive, Bristol, CT 06010, and virtually via live audio webcast at www.virtualshareholdermeeting.com/B2024.

Instructions on how to attend and participate virtually in the live audio webcast of the 2024 Annual Meeting and how to vote your shares virtually while attending this live audio webcast are included in the accompanying proxy statement and posted on www.virtualshareholdermeeting.com/B2024.

Record Date:	March 14, 2024. Stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the 2024 Annual Meeting.

Items of Business:
• To elect ten directors to serve until the next annual meeting

• To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024

• To approve, on a non-binding advisory basis, the compensation paid to our named executive officers

• To transact such other business as may properly come before the meeting or any adjournment or postponement thereof

The Board of Directors (the “Board of Directors” or the “Board”) of Barnes Group Inc. (the “Company” or “Barnes”) is soliciting proxies to be used at the 2024 Annual Meeting and any adjournments or postponements thereof. These materials summarize the purpose of the 2024 Annual Meeting and the information you need to know to vote at the 2024 Annual Meeting. The proxy statement, proxy card and the Company’s 2023 Annual Report to Stockholders for the fiscal year ended December 31, 2023 (our “2023 Annual Report”) are enclosed. These materials were first mailed or provided on or about March 29, 2024 to our stockholders of record as of the close of business on March 14, 2024 (the “Record Date”). A list of stockholders entitled to vote at the 2024 Annual Meeting will be available to stockholders of record during the entire time of the 2024 Annual Meeting both at the in-person meeting and on the virtual meeting website. This list will also be available during the ten days prior to the 2024 Annual Meeting at the Company’s principal executive office located at 123 Main Street, Bristol, CT 06010.
Your vote is important. Whether or not you plan to attend the 2024 Annual Meeting, we encourage you to vote as promptly as possible by following the instructions in the proxy statement, the proxy card or the voting instruction form you received. Please refer to the “Annual Meeting Information” section of the proxy statement for additional information.
You are eligible to vote if you were a stockholder of record at the close of business on the Record Date or hold a legal proxy for the meeting provided by your broker, bank, or nominee as of the Record Date. Each share of our common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the 2024 Annual Meeting. As of the Record Date, there were 50,696,714 shares of common stock outstanding and entitled to vote at the 2024 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Stockholder Meeting to be Held on Friday, May 3, 2024: Our Notice of 2024 Annual Meeting, proxy statement, and 2023 Annual Report are available at: www.proxyvote.com.
By Order of the Board of Directors,

Jay B. Knoll
Senior Vice President, General Counsel and Secretary
123 Main Street
Bristol, Connecticut 06010
March 29, 2024

Proxy Statement Table of Contents
i

PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, MAY 3, 2024
PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.
Summary Meeting Information
The Board of Directors (the “Board of Directors” or the “Board”) of Barnes Group Inc. (the “Company” or “Barnes”) is soliciting proxies to be used at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) to be held on Friday, May 3, 2024 at 11:00 A.M. Eastern Daylight Time at the DoubleTree by Hilton, 42 Century Drive, Bristol, CT 06010, and virtually via live audio webcast at www.virtualshareholdermeeting.com/B2024, and any adjournments or postponements thereof.
We will begin mailing this proxy statement, the proxy cards and the Company’s 2023 Annual Report to Stockholders for the fiscal year ended December 31, 2023 (our “2023 Annual Report”) on or about March 29, 2024 to our stockholders of record as of the close of business on March 14, 2024 (the “Record Date”).
Each share of our common stock, par value $.01 per share (“common stock”), is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the 2024 Annual Meeting. As of the Record Date, there were 50,696,714 shares of common stock outstanding and entitled to vote at the 2024 Annual Meeting.
You may vote your shares by submitting a proxy in advance of the 2024 Annual Meeting online, by telephone or by mail and, if you attend the 2024 Annual Meeting, you may vote during the meeting. For instructions on how to attend the 2024 Annual Meeting and vote your shares, please refer to the section entitled “Annual Meeting Information” included on page 58 of this proxy statement.
Whether or not you plan to attend the 2024 Annual Meeting, we urge you to vote and submit your proxy promptly by following the instructions on your proxy card or voting instruction form.
You are being asked to vote on the items of business described below during the 2024 Annual Meeting. The Board recommends that you vote for each of our ten director nominees and for Proposals 2 and 3.
Items of Business		Board Recommendation
Proposal 1:	To elect ten directors to serve until the next annual meeting (page 3).	FOR each nominee
Proposal 2:	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024 (page 15).	FOR
Proposal 3:	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers (page 18).	FOR
To transact such other business that may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Stockholder Meeting to be Held on Friday, May 3, 2024: Our Notice of 2024 Annual Meeting, proxy statement and 2023 Annual Report are available at: www.proxyvote.com.

Business Update
We made noteworthy progress in 2023 on our business transformation strategy to unlock Barnes’ full potential and increase stockholder value by diligently executing on our three strategic pillars: Core Business Execution; Scale Aerospace; and Integrate, Consolidate, and Rationalize Industrial. Full year revenue was $1.45 billion in 2023, 15% higher than 2022, with 5% organic growth.1
The global Barnes team of approximately 6,500 employees has been focused on delivering core business execution for top line, bottom line and pipeline growth, through day-to-day dedication to commercial excellence, improved operational productivity and increasing sales funnel. These employees are making innumerable contributions at all levels as the Company undertakes a significant strategic and operational shift in a challenging business environment. At a macro level, highlights include:
•
We acquired MB Aerospace as part of our Scale Aerospace growth initiative, creating a truly global aerospace business and with an expanded geographic reach, diverse capabilities, and offerings to serve markets and customers around the world.

•
We delivered approximately $25 million in restructuring cost savings in 2023, which was above our previously communicated $22 million target, led by our new Business Transformation Office, which is enabling a more agile, responsive organization using standard tools, processes, and systems.

•
As part of our Integrate, Consolidate, and Rationalize Industrial strategic initiative, we executed footprint rationalization with plant closures in Molding Solutions, Motion Control Solutions, and several smaller, underperforming technology and service centers in the Automation business. We also reorganized our Molding Solutions business with new leadership to fully integrate and streamline the business to drive efficiency and expand manufacturing capacity globally.

•
Early in 2024, we announced the sale of our Associated Spring and Hänggi businesses as part of our Integrate, Consolidate, and Rationalize Industrial strategic initiative. With this divestiture, we will exit automotive components manufacturing and simplify the Industrial segment.

•	We recapitalized the Company’s debt structure with new credit facilities totaling $1.65 billion, in connection with the MB Aerospace acquisition financing.
Our Board of Directors and management engage with stockholders, emphasizing our strategic direction and sharing our progress on our operational initiatives, as well as embracing direct stockholder feedback. During 2023, we regularly met with stockholders at investor conferences, on telephone calls, in virtual meetings, and at scheduled on-site visits, and we had additional one-on-one meetings with many of our largest stockholders.
1.
Organic sales growth represents the total reported sales increase within the Company’s ongoing business less the impact of foreign currency translation and acquisition and divestitures completed in the preceding twelve months.

Board of Directors Update
On March 5, 2024, the Company announced the planned retirements of Board Chairman Thomas O. Barnes and Lead Independent Director Mylle H. Mangum upon conclusion of the Company’s 2024 Annual Meeting, consistent with the retirement policy included in the Company’s Corporate Governance Guidelines. Mr. Barnes will become Chairman Emeritus and continue to lead the Barnes Foundation following his retirement from the Board. The Company also announced that the Board of Directors has selected Richard J. Hipple as Chair Elect, reflecting its intention to appoint Mr. Hipple as Chair of the Board of Directors effective immediately upon conclusion of the 2024 Annual Meeting, subject to his re-election by the stockholders.
Proposal 1 – Election of Directors
The first proposal to be voted on at the 2024 Annual Meeting will be the election of the ten director nominees listed below. If elected, each nominee will hold office until the 2025 Annual Meeting of Stockholders, unless the nominee earlier dies, resigns, retires or is removed, in accordance with the Company’s Amended and Restated By-Laws (“Bylaws”). If a nominee for director should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board. The Board has no reason to believe the persons nominated will be unable to serve if elected.

Board Positioning Statement
Our Board currently comprises 12 directors, 11 of whom are independent. Each director brings a unique perspective and experience, all of which serve to enhance their ability to effectively provide guidance and oversight of the management team and the Company as a whole. We have thoughtfully established a Board that is appropriately qualified, strategically focused, actively engaged, and well suited to drive value creation at Barnes. Thomas O. Barnes and Mylle H. Mangum are retiring from the Board effective at the 2024 Annual Meeting, consistent with the retirement policy included in the Company’s Corporate Governance Guidelines, and we therefore have not included their biographies below.
Nominees for Election at the 2024 Annual Meeting
The following sets forth certain information about the Board’s nominees for election as directors at our 2024 Annual Meeting, including their primary business experience, the names of publicly held entities of which they also are, or have been within the past five years, directors, and a discussion of their specific qualifications, attributes and skills that led to the Corporate Governance Committee’s recommendation that they be nominated for election as directors. Membership in a Board committee is indicated by the following abbreviations: Audit Committee (“AC”), Corporate Governance Committee (“CGC”), Compensation and Management Development Committee (“CMDC”), and Executive Committee (“EC”).
ELIJAH K. BARNES	Age 43	Director since 2016	Committees CGC

Additional Current Public Directorships: • None	Key Expertise:
	•	Corporate Governance and Board Experience
	•	Financial Expertise
	•	Human Capital Development and Management
	•	Commercial Real Estate

Mr. Barnes has over 20 years of experience in commercial real estate, lease negotiation, marketing and finance. He has been a Principal at Avison Young, where he is the co-head of the Agency Leasing Practice Group for the Washington, D.C. office, since 2014. From 2008 to 2014, he was Managing Director and Principal at Cassidy Turley, a privately owned commercial real estate services firm.

Mr. Barnes brings to our board extensive commercial real estate experience that contributes to the Company’s management of its extensive owned and leased real estate portfolio. In addition, Mr. Barnes is the sixth generation of the Barnes family to serve on the Board, continuing a legacy of family participation that is uniquely devoted to the Company’s long-term success and returning value to Company stockholders. Mr. Barnes is the son of Chairman Thomas O. Barnes.

Associations:
	•	Member, National Association of Corporate Directors
	•	Former Governance Fellow, National Association of Corporate Directors (Gold Standard Director Credential)

JAKKI L. HAUSSLER	Age 66	Director since 2021	Committees CMDC

Additional Current Public Directorships: • Service Corporation International • Vertiv Holdings Co. • Morgan Stanley Funds	Key Expertise:
	•	Corporate Governance and Board Experience
	•	Mergers & Acquisitions
	•	Financial Expertise: Accounting, Investment Banking, Venture Capital, and Asset Management
	•	Government, Regulatory and Legal
	•	Human Capital Development and Management
	•	Risk Management

Ms. Haussler has served as non-executive Chairman of Opus Capital Management, Inc., a registered investment advisory firm, since 2019, after having co-founded the firm in 1996 and serving as its Chairman and CEO from 1996 to 2019. Ms. Haussler currently serves on the Boards of Directors of Morgan Stanley Funds (serving as Chair of the Audit Committee); Service Corporation International (serving as Chair of its Investment Committee and on its Audit Committee); and Vertiv Holdings Co. (serving on its Audit Committee).

Ms. Haussler brings to our Board extensive experience in capital markets and mergers and acquisitions, as well as corporate governance.
Associations:
	•	Board of Visitors, Chase College of Law

RICHARD J. HIPPLE	Age 71	Director since 2017	Committees CMDC, CGC

Additional Current Public Directorships: • Luxfer Holdings • KeyCorp.	Key Expertise:
	•	Public Company Senior Leadership (NYSE: MTRN)
	•	Corporate Governance and Board Experience
	•	International Business
	•	End Market Expertise: Aerospace, Industrial, Medical, Defense
	•	Manufacturing & Operations
	•	Financial Expertise: Accounting, Venture Capital and Asset Management
	•	Human Capital Development and Management
	•	Mergers & Acquisitions

Mr. Hipple served as Chairman, President and Chief Executive Officer of Materion from 2006 until his retirement in 2017, and also served as its President and Chief Operating Officer from 2005 to 2006. Prior to joining Materion, Mr. Hipple served as President of LTV Corporation, a large U.S. metals conglomerate, part of a 26-year tenure of roles of increasing responsibility. Mr. Hipple currently serves on the Boards of Directors of KeyCorp (serving as Chair of its Audit Committee and a member of its Nominating and Governance Committee), and Luxfer Holdings (serving as Chair of its Remuneration Committee and a member of its Audit Committee).

Mr. Hipple brings to our Board extensive experience as a chief executive of a global technology manufacturing company, as well as experience in executive leadership and corporate governance.
Associations:
	•	Member, National Association of Corporate Directors
	•	Chair Emeritus and current member of the Board of Trustees,
Cleveland Institute of Music
•		Former Director, Ferro Corporation

THOMAS J. HOOK	Age 61	Director since 2016	Committees NA

Additional Current Public Directorships: • None	Key Expertise:
	•	Public Company Senior Leadership (NYSE: B, ITGR; NASDAQ: CTMI)
	•	Corporate Governance and Board Experience
	•	Mergers & Acquisitions, Integration and Synergy Planning and Execution
	•	End Market Expertise: High-Tech Manufacturing, Industrial, Automation, Medical
	•	Financial Expertise: Accounting, Private Equity, Venture Capital and Asset Management
	•	Human Capital Management

Mr. Hook has served as our President and CEO since July 2022 and a member of our Board since 2016. Prior to becoming a Company executive, Mr. Hook served as Chief Executive Officer and director (2019 – 2022) of SaniSure, Inc., a global manufacturer of single-use solutions for the bioprocessing industry; Chief Executive Officer (2017 – 2021) and a director (2017 – 2022) of Q Holding Company, a medical device manufacturer; and President and Chief Executive Officer of Integer (formerly Greatbatch) (2006 – 2017). In addition, Mr. Hook currently serves as a director of NeuroNexus Inc.

Mr. Hook brings to our Board experience as a chief executive officer of global manufacturing companies, particularly in the high-tech manufacturing industry.
Associations:
	•	Former Chairman of the Board and member of the Executive Committee of HealthNow New York, Inc., a leading health care company in Western New York
	•	Former director, Tactiva Therapeutics, Inc.

DAPHNE E. JONES	Age 67	Director since 2019	Committees AC

Additional Current Public Directorships: • Masonite International Corporation • AMN Healthcare	Key Expertise:
	•	Public Company Senior Leadership (NYSE: GEHC, JNJ)
	•	Corporate Governance and Board Experience
	•	Financial Expertise: Accounting
	•	International Business
	•	Human Capital Development and Management
	•	Risk Management: IT, Cybersecurity

Ms. Jones served as the Senior Vice President – Digital/Future of Work for GE Healthcare (2017) and Senior Vice President – Chief Information Officer for GE Healthcare Diagnostic Imaging and Services (2014 – 2017). Previously, she served as Senior Vice President, Chief Information Officer for Hospira, Inc. and Chief Information Officer for Johnson & Johnson, where she held information technology roles of increasing responsibility over her 12-year tenure. Ms. Jones began her career in sales and systems engineering at IBM. Ms. Jones currently serves on the Boards of Directors of Masonite International Corporation (serving as a member of its Sustainability and Governance Committee) and AMN Healthcare (serving as a member of its Audit Committee and Compensation Committee).

Ms. Jones brings to our Board extensive executive and leadership experience with global companies, particularly relating to information technology and cybersecurity.
Associations:
	•	Member, National Association of Corporate Directors
	•	Director/Founder, The Board Curators
	•	Member, Accenture Cyber Security Forum
	•	Former Board member, Thurgood Marshall College Fund

ADAM J. KATZ	Age 38	Director since 2024	Committees CGC

Additional Current Public Directorships: • None	Key Expertise:
	•	Financial Expertise: Capital Allocation, Accounting, Private Equity, Asset Management, Capital Markets
	•	Mergers & Acquisitions
	•	International Business
	•	Corporate Governance and Board Experience
	•	Risk Management
	•	End Market Expertise: Industrial, Aerospace
	•	Human Capital Development and Management

Mr. Katz currently serves as the Managing Member of Irenic Capital Management GP LLC, the general partner of Irenic Capital Management LP, an investment management firm. Mr. Katz has served as the Chief Investment Officer of Irenic Capital Management LP since he co-founded the firm in October 2021. Previously, Mr. Katz served as Associate Portfolio Manager for Elliott Management L.P., from December 2013 to September 2021. He currently serves on the Board of Directors of Arconic Corporation, a manufacturer of lightweight metals with a focus on high-performance aluminum products that are used in aerospace, automotive, defense, and construction applications.

Mr. Katz brings to our Board extensive expertise regarding capital allocation, mergers & acquisitions, risk management and international financial markets, with a stockholder’s perspective on corporate governance and the industrial and aerospace sectors.

Mr. Katz was appointed to our Board on March 5, 2024 pursuant to the Cooperation Agreement (as defined below) with Irenic Capital Management LP, as described below and detailed more fully in the Form 8-K (as defined below).

Associations:
	•	Director, Arconic Corporation

NEAL J. KEATING	Age 68	Director since 2023	Committees CGC

Additional Current Public Directorships: • Hubbell Inc. • Triumph Group Inc.	Key Expertise:
	•	Public Company Senior Leadership (NYSE: KAMN)
	•	Corporate Governance and Board Experience
	•	Financial Expertise
	•	International Business
	•	End Market Expertise: Aerospace, Automation, Industrial
	•	Human Capital Development and Management
	•	Mergers & Acquisitions

Mr. Keating served as the Executive Chairman of the Board of Kaman Corporation, an aerospace and industrial distribution company, until his retirement in April 2021, which followed serving as its Chairman, President and Chief Executive Officer (2008 to 2020) and President and Chief Operating Officer (2007 to 2008). His prior positions include Chief Operating Officer of Hughes; Chief Executive Officer of GKN Aerospace; and Executive Vice President and Chief Operating Officer, Commercial Systems at Rockwell Collins, where he held roles of increasing responsibility in the automation and aerospace businesses over his more than two-decade tenure. Mr. Keating currently serves on the Boards of Directors of Hubbell Inc. (serving as Chair of its Nominating and Corporate Governance Committee and member of its Compensation and Executive Committees), Triumph Group Inc. (serving as Lead Independent Director), and Form Technologies Inc., a private company.

Mr. Keating brings to our Board experience as a chief executive of global manufacturing companies, particularly in the aerospace and automation industries, as well as corporate governance and board experience.

Associations:
	•	Director, Form Technologies Inc.
	•	Board Member, Embry-Riddle Aeronautical University
	•	Director, Space Florida
	•	Director, Avon Old Farms School

HANS-PETER MÄNNER	Age 61	Director since 2016	Committees AC

Additional Current Public Directorships: • None	Key Expertise:
	•	Manufacturing and Operations
	•	International Business
	•	End Market Expertise: Industrial, Plastics
	•	Technology, Innovation, and Product Development
	•	Financial Expertise: Accounting, Asset Management
	•	Human Capital Management

Mr. Männer is the former Chief Executive Officer of Otto Männer GmbH, a leader in the development and manufacture of high precision molds, valve gate hot runner systems, and micro-injection molding systems, which the Company acquired in 2013. Prior to joining Männer in 1990, Mr. Männer studied product engineering at the University of Applied Sciences, graduating as a civil engineer completing three years of vocational training as a toolmaker. Mr. Männer is currently the Managing Director of HPM Invest GmbH, a limited partnership managing properties and capital assets.

Mr. Männer brings to our Board experience as a chief executive of an industrial manufacturing company, particularly in the plastic injection molding industry, together with experience in finance and asset management.

Associations
	•	Board member, Volksbank Freiburg
	•	Board member, WVIB Wirtschaftsverband, a trade association

ANTHONY V. NICOLOSI	Age 70	Director since 2017	Committees AC (Chair), EC

Additional Current Public Directorships: • None	Expertise:
	•	Financial Expertise: Accounting (Audit Committee Financial Expert)
	•	Mergers & Acquisitions
	•	International Business
	•	Human Capital Management
	•	Risk Management

Mr. Nicolosi is a retired partner of KPMG, LLC, where he had a nearly four-decade career. Mr. Nicolosi served in the firm’s National Office from 2008 to 2013 as the Regional Risk Management Partner for the Americas (one of three KPMG Global Regions), the National Partner in charge of risk management for the US Audit Practice and the Coordinator of the firm-wide Enterprise Risk Management Process. He also served as a member of the Global Quality and Risk Management Steering Group; U.S. Legal, Risk and Regulatory Committee; Audit Operations Leadership along with other responsibilities. Previously, Mr. Nicolosi held positions as Engagement Partner or SEC Reviewing Partner for U.S. and multinational clients in many industries, including diversified industrials and power generation. Mr. Nicolosi also served for over 10 years as a panel member on KPMG’s Audit Committee Institute roundtables and contributed to other audit committee related initiatives.

Mr. Nicolosi brings to the Board his extensive practice as a certified public accountant and experience relative to accounting, auditing, internal controls, risk management, compliance and corporate governance acquired through serving notable multinational companies, leadership positions and audit committee contributions.

Associations:
	•	Certified Public Accountant
	•	Member, National Association of Corporate Directors

JOANNA L. SOHOVICH	Age 52	Director since 2014	Committees CMDC (Chair), EC

Additional Current Public Directorships: • Ingersoll-Rand Inc.	Expertise:
	•	Public Company Senior Leadership (NYSE: SWK, HON)
	•	Technology Transformations & IoT
	•	Manufacturing and Operations
	•	End Market Expertise: Industrial, Automation, Aerospace
	•	Financial Expertise: Accounting
	•	Human Capital Management

Ms. Sohovich is Chair of the Board of Directors for Chamberlain Group, a residential and commercial building product manufacturer, a role she assumed in 2022 after serving as its Chief Executive Officer (2016 – 2021). Previously, she served as an executive for Stanley Black & Decker, Inc., as Global President, STANLEY Engineered Fastening and Global President, Industrial & Automotive Repair. She was the President of Honeywell’s Security & Communications business, and VPGM for Honeywell America’s Commercial Building Automation business. She spearheaded key manufacturing projects within Honeywell’s Air Transport & Regional business and ran the Redmond, WA repair and overhaul shop. She also served as an officer in the United States Navy. Ms. Sohovich currently serves on the Board of Directors of Ingersoll Rand Inc. (serving on its Audit Committee).

Ms. Sohovich brings to our Board experience as a chief executive of a global manufacturing company, particularly in operations, innovation and strategic growth.
Associations:
	•	Board Member, U.S. Naval Academy Foundation
	•	Trustee, U.S. Naval Academy Athletics & Scholarship Programs Board
Director Independence
Our Board currently consists of the ten director nominees identified above, as well as Thomas O. Barnes, the current Chairman of the Board, and Mylle H. Mangum, the current Lead Independent Director of the Board. Effective as of the 2024 Annual Meeting, Mr. T. Barnes will step down from his role as Chairman and retire as a director of the Board and Ms. Mangum will step down from her role as Lead Independent Director and retire as a director of the Board.
Our Corporate Governance Guidelines require that an “independent” director must meet the independence requirements in the New York Stock Exchange (“NYSE”) listing standards, including the requirement that the Board must affirmatively determine that the director has no material relationships with the Company, either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company. Our Corporate Governance Guidelines are available on our website, www.onebarnes.com.
The Board has determined that all of our director nominees and current directors are independent under the listing standards of the NYSE and the categorical standards included in our Corporate Governance Guidelines, other than Mr. Hook, our President and CEO. In making this determination, the Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant in determining their independence, including any transactions involving them described in the section entitled “Related Person Transactions” in this proxy statement.

Summary Information
The following tables highlight certain information regarding the director nominees, including self-reported skills and experience. Note that the marks in the “Skills & Experience” section of the matrix highlight particular attributes that each director nominee brings to our Board and its committees; the lack of a mark for a particular item does not mean that the director nominee does not possess that skill or experience. We believe each director nominee is knowledgeable in these areas and also possesses numerous other skills and competencies not identified in the matrix that are valuable to the governance and oversight responsibilities of the Board and its committees. Thomas O. Barnes and Mylle H. Mangum are retiring from the Board effective at the 2024 Annual Meeting, consistent with the retirement policy included in the Company’s Corporate Governance Guidelines, and are therefore not included in the summary table below.
		Elijah K. Barnes	Jakki L. Haussler	Richard J. Hipple	Thomas J. Hook	Daphne E. Jones	Adam J. Katz	Neal J. Keating	Hans-Peter Männer	Anthony V. Nicolosi	JoAnna L. Sohovich
Skills & Experience
•	Public Company Senior Leadership		✔	✔	✔	✔		✔			✔
•	Corporate Governance/Board Experience	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
•	International Business			✔	✔	✔	✔	✔		✔	✔
•	Mergers & Acquisitions		✔	✔	✔		✔	✔		✔
•	Human Capital Development and Management	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
•	Financial Expertise	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
•	Risk Management		✔	✔	✔	✔	✔	✔	✔	✔	✔
•	Experience in one or more of Company's End Markets			✔	✔	✔	✔	✔	✔	✔	✔
•	Manufacturing and Operations			✔	✔			✔	✔	✔	✔
•	Innovation, Technology and New Product Development		✔	✔	✔	✔		✔	✔		✔

Independence		✔	✔	✔		✔	✔	✔	✔	✔	✔

Demographics
•	Age (yrs)	43	66	71	61	67	38	68	61	70	52
•	Tenure (yrs)	8	3	6	8	5	0	2	8	7	10
•	Other Public Company Boards	0	3	2	0	2	0	2	0	0	1

Proposal 2 – Ratification of the Selection of Our Independent Registered Public Accounting Firm
The Audit Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of the Company’s independent registered public accounting firm. As part of this responsibility, the Audit Committee annually evaluates, among other factors, the independent registered public accounting firm’s qualifications, performance, audit quality including Public Company Accounting Oversight Board reports and independence and assesses whether to continue to retain the firm or select a different firm. The Audit Committee is also directly involved in the selection of the lead audit engagement partner, including when replaced by the mandated five-year rotation. The lead audit engagement partner was last replaced as of the beginning of 2023 in accordance with this policy.
The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. PricewaterhouseCoopers LLP has served in that capacity for the Company since 1994. Although not required by the Company’s Restated Certificate of Incorporation or Bylaws, the Company is asking stockholders to ratify this selection as a matter of good corporate practice. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will consider the stockholders’ vote when determining whether to continue the firm’s engagement but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent registered public accounting firm at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders.
One or more representatives of PricewaterhouseCoopers LLP is expected to be present at the 2024 Annual Meeting, have the opportunity to make a statement, if desired, and be available to respond to appropriate questions.

Audit Committee Report
The Audit Committee of the Board of Directors is comprised of independent directors functioning in accordance with a written charter adopted and approved by the Board of Directors, reviewed at least annually by the Audit Committee and available on the Company’s website. As provided in its charter, the Audit Committee’s purpose is to assist the Board of Directors in fulfilling specified responsibilities, including oversight of the process for external financial reporting. The Audit Committee relies on the expertise and knowledge of management and the Company’s independent registered public accounting firm in carrying out its oversight responsibilities.
The Board of Directors has made an affirmative determination that each member of the Audit Committee is independent under the U.S. Securities and Exchange Commission (“SEC”) and NYSE rules applicable to audit committee members. Further, the Board of Directors has made an affirmative determination that in light of their respective backgrounds and experiences, each member of the Audit Committee meets the financial literacy requirements for service on the Audit Committee and at least one member is an “audit committee financial expert” as such term is defined in the SEC rules.
Through regularly scheduled meetings, the Audit Committee facilitates open communication with the Board of Directors, Company management and the Company’s independent registered public accounting firm and internal auditors. Management has the primary responsibility for establishing and maintaining effective systems of internal and disclosure controls for preparing financial statements and for the public reporting process. The Company’s independent registered public accounting firm for 2023, PricewaterhouseCoopers LLP (“PwC”), was responsible for expressing opinions on the conformity of the Company’s audited financial statements for the year ended December 31, 2023, with generally accepted accounting principles and on the effectiveness of internal control over the Company’s financial reporting.
With respect to the fiscal year ended December 31, 2023, the Audit Committee, among other things:
•	discussed with the Company’s internal auditor and the Company’s independent registered public accounting firm for 2023, PwC, the overall scope and plans for their respective audits; and
•
reviewed and discussed with management, internal audit, and PwC the Company’s: (i) financial reporting process, (ii) internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, (iii) the audited financial statements, (iv) management’s report on the operating effectiveness of internal control over financial reporting, and (v) PwC’s audit report on the Company’s consolidated financial statements and internal control over financial reporting included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

This review and discussion included a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and, with regard to PwC, the additional matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard (AS) No. 1301.
The Audit Committee reviewed and discussed the qualifications, performance and independence of PwC. In conjunction with the review of PwC’s independence, the Audit Committee received from PwC the written disclosures and letter required by PCAOB’s Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with PwC the firm’s independence from the Company and management, including among other things, the compatibility of non-audit services with maintaining PwC’s independence. Based on the foregoing discussions and reviews, the Audit Committee has determined that PwC’s provision of non-audit services is compatible with PwC’s conclusion regarding their independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors and the Board of Directors approved inclusion of the audited financial statements for the fiscal year ended December 31, 2023, in the Company’s Annual Report on Form 10-K for 2023 as filed with the SEC.
The Audit Committee
Anthony V. Nicolosi, Chair
Daphne E. Jones
Hans-Peter Männer
Principal Accountant Fees and Services
The following table summarizes the fees for professional services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2023, and 2022:
Type of Fees	2023	2022
Audit Fees[1]	$3,895,621	$3,098,926
Audit-Related Fees[2]	366,000	528,900
Tax Fees[3]	935,457	699,938
All Other Fees[4]	782,020	2,127
Total Fees	$5,979,098	$4,329,891
1.
Audit Fees relate to services rendered for the audit of the Company’s consolidated financial statements and effectiveness of internal control over financial reporting, review of the interim consolidated financial statements included in quarterly reports and services provided in connection with statutory and regulatory filings or engagements within the respective years.

2.	Audit-Related Fees relate primarily to due diligence services for potential acquisitions.
3.	Tax Fees relate to tax compliance and domestic and international consulting and planning services.
4.
All Other Fees in 2023 relate primarily to due diligence services for potential divestitures. Both the 2023 and 2022 periods include license fees for PricewaterhouseCoopers LLP’s online research software.

Our policy is for the Audit Committee to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm, which services may include audit services, audit-related services, tax services and other services. Under our Audit Committee’s policy, pre-approval is generally provided for particular services or categories of services, including planned services, project-based services and consultations. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. Our Audit Committee approved all services that our independent registered public accounting firm provided to us in the past two years.

Proposal 3 – Advisory Vote on Named Executive Officer Compensation
We are asking stockholders to vote, on an advisory (non-binding) basis, to approve the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis, the executive compensation tables, and the accompanying narrative disclosure.
The Company’s executive compensation program is designed to attract, engage and retain highly qualified, high performing executive officers who are motivated to build lasting stockholder value. The Company has a strong pay-for-performance philosophy, so we closely align our named executive officers’ compensation with the Company’s performance. We encourage stockholders to review the Compensation Discussion and Analysis for a detailed description of our executive compensation program.
We recognize our stockholders’ interest in the Company’s executive compensation program. As such, we currently hold an annual “say-on-pay” vote. Our next say-on-pay vote will occur at our 2025 Annual Meeting of Stockholders.
The Board recommends that stockholders vote FOR the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the accompanying executive compensation tables and the related narrative discussion.”
This vote is advisory, which means that it is not binding on the Board or the Compensation and Management Development Committee, nor will it affect any compensation paid or awarded to any named executive officer. However, the Board and the Compensation and Management Development Committee value your opinions and will review and consider the voting results when evaluating our future executive compensation arrangements.

STOCKHOLDER ENGAGEMENT
We actively engage with our stockholders in a variety of forums. Our executives meet frequently with individual stockholders and potential investors at investor conferences, on telephone calls, in virtual meetings, and at scheduled on-site visits. While these meetings typically focus on investment matters, there is also active engagement on topical governance issues, including executive compensation and environmental, social and governance (“ESG”) matters.
We regularly reach out to our larger stockholders to engage on these topical governance issues, typically in the Spring and Fall of each year. In 2023, we offered meetings to our 50 largest stockholders (representing over 85% of our outstanding shares as of December 31, 2023), which resulted in eight meetings with seven stockholders (representing approximately 35% of our outstanding shares as of December 31, 2023). These meetings were constructive and focused on the following:
Stockholder Feedback	Actions
Goal Setting

Discussion topics included goal-setting processes, peer group benchmarking and metrics.

Specific recommendations included use of quantifiable metrics aligned with stockholder value; capping payouts or using negative discretion for performance share incentives when total stockholder return (“TSR”) is negative; avoiding TSR as a short-term metric; aligning target performance share award (“PSA”) performance with above median performance.

• Maintained quantifiable targets tied to stockholder value creation, including revenue, diluted EPS and days working capital for annual incentives, and TSR, earnings before interest, taxes, depreciation and amortization (“EBITDA”) and ROIC for PSAs (consistent with stockholder recommendation)
•  Limited PSA payout opportunity under the relative TSR measure to 1x target if absolute TSR is negative over the applicable three-year performance period starting with the 2023-2025 PSA performance cycle (implementing stockholder recommendation)
• Increased target goals from median to 55th percentile performance for relative TSR and EBITDA growth performance vs. Russell 2000 starting with the 2023-2025 PSA performance cycle (implementing stockholder recommendation)

2023 Annual Incentive Award
Discussion topics included company performance (TSR) and misalignment with annual incentive compensation. There were no specific recommendations.
• Reinforced practice of establishing meaningful metrics with improved year-over-year performance (acknowledging previous pandemic accommodations), as reflected in 2022 corporate-level goals that resulted in 20% achievement for annual incentive payouts
• Reduced the maximum annual incentive opportunity for the CEO and other executives from 3x target to 2x target starting in 2023, with adjustments to targets reflecting independent benchmarking

Stockholder Feedback	Actions
Other

Discussion topics included realized compensation, peer group composition, and updates to ESG reporting.

Specific recommendations included additional disclosures regarding “take home” compensation and requests for simplified ESG reporting with a focus on underlying data versus ‘scoring.’

•  Expanded pay vs performance disclosures (consistent with new proxy disclosure requirements)
• Undertook comprehensive review of peer group in 2023 (implementing stockholder recommendation with new peer group effective January 1, 2024)
• Enhanced realized compensation disclosure in the proxy statement (implementing stockholder recommendation)
• Updated ESG report to establish an evergreen report structure with annual data supplements including underlying data (consistent with stockholder recommendation)

We also encourage stockholders to communicate with the Board, a committee of the Board, the independent directors or an individual director by writing to such group or individual: c/o Barnes Group Inc., 123 Main Street, Bristol, Connecticut 06010. We will forward all stockholder correspondence to the Board, committee or individual director(s), as appropriate.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE
For additional information on the Company’s ESG initiatives, please see the Company’s ESG Report, Code of Business Ethics and Conduct, and Human Rights Policy on our website at www.onebarnes.com. Additionally, please see the forward-looking statement at the end of this proxy statement.
GOVERNANCE
The Board has adopted Corporate Governance Guidelines, provisions of our Bylaws and other formal policies that establish a framework for our corporate governance practices. In addition to practices described below, our corporate governance practices include the following:
✔	Strong corporate governance guidelines/policies	✔	Board and committee oversight of ESG
✔	Board independence	✔	Stock ownership guidelines
✔	Annual elections for all directors	✔	Annual Board/Committee self-evaluations
✔	Majority vote policy for uncontested elections with accompanying resignation policy	✔	Confidential company hotline for reporting legal and ethical violations
✔	Board Chairman separate from President & CEO	✔	Retirement policy for directors
✔	Annual board review of company strategic plans	✔	Related party transaction policy
✔	Regular executive sessions of independent directors	✔	No supermajority stockholder voting requirements in Bylaws
✔	Board racial/ethnic diversity	✔	Board oversight of succession planning
✔	Board gender diversity	✔	NYSE-compliant clawback policy
✔	98% Director attendance at meetings in 2023	✔	Lead Independent Director
✔	Diversity of board skills and experience	✔	Robust insider trading policy

For information regarding the names, ages, experience, qualifications and independence of our director nominees and the independence of our current directors, please see the sections of this proxy statement entitled “Nominees for Election at the 2024 Annual Meeting,” “Director Independence,” and “Summary Information,” which are incorporated into this “Governance” section by reference.
Board Structure and Leadership and Meeting Attendance
Our Board currently consists of twelve directors. Our Corporate Governance Guidelines provide that the Board should generally consist of no fewer than six and no more than twelve directors. Except in the event of special circumstances as deemed by the Board, each director is required to resign from the Board no later than the annual meeting of stockholders following his or her 75th birthday. In accordance with our Corporate Governance Guidelines, effective as of the 2024 Annual Meeting, Thomas O. Barnes will step down from his role as Chairman of the Board and retire as a director of the Board and Mylle H. Mangum will step down from her role as Lead Independent Director and retire as a director of the Board. Mr. T. Barnes will become Chairman Emeritus and continue to lead the Barnes Foundation following his retirement from the Board.
Our Board has separated the role of Chairman of the Board from the role of Chief Executive Officer, and in 2023 appointed Thomas O. Barnes to serve as Chairman. The responsibilities of the Chairman are specified in our Corporate Governance Guidelines and Bylaws and include providing feedback to the CEO; reviewing board agendas; and presiding at meetings of the Board and the Company’s stockholders. The Board of Directors has selected Richard J. Hipple as Chair Elect, reflecting its intention to appoint Mr. Hipple Chair of the Board of Directors effective immediately after the 2024 Annual Meeting, subject to his re-election by the stockholders. Mr. Hipple was selected to serve as Chair because of his knowledge of and history with our Company, as well as his extensive leadership and Board experience.
Our Corporate Governance Guidelines also provide for the appointment of a Lead Independent Director in certain circumstances (including if the Chairman is not independent) and, while those circumstances are not currently present, the Board has opted to appoint Mylle H. Mangum to serve as Lead Independent Director to represent the non-management directors and support the Chairman.
The Board will consider appointment of a new Lead Independent Director after the 2024 Annual Meeting.
The Board believes that the current leadership structure is appropriate for the Company, enhances the Board’s ability to carry out its roles and responsibilities and provides for effective independent Board leadership and engagement and effective oversight of management. The Board periodically reviews its leadership structure and developments in corporate governance to ensure that the leadership structure continues to strike the appropriate balance for the Company and our stockholders.
Our Board held nine meetings and acted by written consent three times during 2023. Each director attended at least 75% of the meetings of the Board and each committee of the Board on which he or she served in 2023, with average attendance exceeding 98% per meeting. All of our directors serving at the time of our 2023 Annual Meeting of Stockholders (“2023 Annual Meeting”) attended the 2023 Annual Meeting.

Board Committees
Our Board has three standing committees, each comprised solely of independent directors: Audit Committee, Compensation and Management Development Committee, and Corporate Governance Committee. The Company’s Bylaws also provide for an Executive Committee, which was not constituted in 2023 but may be convened (1) when action between Board meetings is necessary or desirable, and the convening of a special Board meeting is not practical, or (2) at the request of a majority of the independent directors. Charters for the standing committees are available on the Investor Relations section of our website, www.onebarnes.com.
The following table sets forth the current members of each standing committee.
Director	Audit Committee	Compensation and Management Development Committee	Corporate Governance Committee
Thomas O. Barnes
Elijah K. Barnes			•
Jakki L. Haussler		•
Richard J. Hipple		•	•
Daphne E. Jones	•
Adam J. Katz			•
Neal J. Keating			•
Mylle H. Mangum		•	Chair[1]
Hans-Peter Männer	•
Anthony V. Nicolosi	Chair
JoAnna L. Sohovich		Chair
1	Following the 2024 Annual Meeting, the Board intends to appoint Mr. E. Barnes as Chair of the Corporate Governance Committee, replacing Ms. Mangum, who is retiring.
Audit Committee
The Audit Committee met eight times during 2023, with attendance of 100% per meeting. The Audit Committee did not act by written consent in 2023. The primary responsibilities of the Audit Committee are to assist the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements; the effectiveness of the Company’s internal control over financial reporting; the Company’s compliance with legal and regulatory requirements; the performance of the Company’s internal audit function; and the review of the qualifications, independence, and performance of the Company’s independent registered public accounting firm. The Audit Committee is also responsible for overseeing the guidelines and policies that govern the processes by which the Company assesses and manages its exposure to risk. The Audit Committee oversees the data protection and cybersecurity program of the Company, which includes reviewing management’s risk assessments and the steps management has taken to monitor or mitigate the Company’s cybersecurity risk exposure. The Audit Committee also reviews and discusses with management the Company’s ESG reporting process and preparation of, climate related metrics and management’s evaluation of the adequacy and effectiveness of controls for related disclosures. The Board has determined that all members of the Audit Committee are financially literate in accordance with NYSE listing standards and Mr. Nicolosi is an “audit committee financial expert” in accordance with SEC regulations.
Compensation and Management Development Committee
The Compensation and Management Development Committee met six times during 2023, with attendance of 100% per meeting. The Compensation and Management Development Committee also acted by written consent two times in 2023. The Compensation and Management Development

Committee’s primary responsibilities include: reviewing and evaluating the Company’s compensation philosophy; establishing the compensation of our CEO and other executive officers; overseeing and administering the Company’s equity incentive and stock-based plans and material employee benefit plans; and reviewing succession plans for the CEO and other senior leadership positions. None of the members of the Compensation and Management Development Committee has ever been an officer or employee of the Company, is or has been a participant in a related party transaction with the Company (see “Related Person Transactions” for a description of our policy on related party transactions), or has any other interlocking relationships requiring disclosure under applicable SEC rules.
Corporate Governance Committee
The Corporate Governance Committee met four times during 2023, with attendance of 100% per meeting. The Corporate Governance Committee did not act by written consent in 2023. Its responsibilities include: developing and recommending to the Board criteria for Board and committee membership; evaluating and presenting to the Board its determinations with respect to director independence and satisfaction of other regulatory requirements; overseeing the Company’s corporate governance policies and practices; developing and recommending to the Board an annual Board and committee evaluation process; and leading the search for Board members and identifying potential directors.
Risk Oversight
The Board has an active role as a whole and at the committee level in overseeing management of the Company’s risks, including major risk exposure based on the Company’s strategy and current business environment. The Board directly or through its committees receives regular reports from management concerning areas of material risk to the Company, with the Audit Committee having primary responsibility for monitoring the Company’s enterprise risk program. As part of monitoring the enterprise risk program, the Audit Committee considers the nature of the material risks the Company faces and the adequacy of the Company’s guidelines and policies to respond to and manage these risks. The Audit Committee receives updates from management and others, including the Company’s internal and external auditors and, in many instances, the discussion of these risk factors is integrated into the topics on the Board and committee agendas.
While the Board oversees risk management and each of the committees of the Board is tasked with assisting the Board with the oversight of certain categories of risk management within its respective areas of responsibility, the Company’s senior management is responsible for the day-to-day risk management process. We believe this structure is the most effective approach for addressing the major risks facing our Company.

Director Nominee Qualifications and Selection Process
Our Board, led by the Corporate Governance Committee, maintains a rigorous selection and evaluation process for potential Board members. The Corporate Governance Committee strives to maintain an engaged and independent Board with broad and diverse qualifications that serve the long-term interests of our stockholders. Our Corporate Governance Guidelines establish minimum qualifications for director nominees, including:
•	Character, wisdom, judgment and integrity;
•	Experience in positions with a high degree of responsibility;
•	Prominence and accomplishments in areas relevant to the Company’s business activities;
•	Understanding of the Company’s business environment;
•	Strategy development, experience in technology-laden industrial businesses, and/or other relevant firms;
•	Capacity and desire to represent the interests of the Company’s stockholders as a whole;
•	Commitment to maximize stockholder value;
•
The extent to which the interplay of the nominee’s skills, knowledge, expertise, experience and diversity of background (considering, without limitation, gender, race, ethnicity and national origin) with that of the other Board members will help build a Board that is effective in collectively meeting the Company’s strategic needs and serving the long-term interests of the Company and its stockholders; and

•	Ability to devote sufficient time to the affairs of the Company.
The Corporate Governance Committee evaluates stockholder-recommended candidates in the same manner as all other candidates. Information for stockholders wishing to submit a recommendation can be found under the section entitled “Stockholder Proposals” in this proxy statement.
Arrangements or Understandings Regarding Service as a Director
On March 5, 2024, Barnes entered into a cooperation agreement (the “Cooperation Agreement”) with Irenic Capital Management LP and certain of its affiliates (collectively, “Irenic”), pursuant to which we agreed to appoint Mr. Adam J. Katz, the co-founder and current Chief Investment Officer of Irenic, as a new director to the Board and nominate him for election at the 2024 Annual Meeting. Pursuant to the Cooperation Agreement, Mr. Katz was appointed to the Board and to the Corporate Governance Committee of the Board, effective as of March 5, 2024. In addition, pursuant to the Cooperation Agreement, Barnes has entered into a consulting agreement, effective as of March 5, 2024, to engage Larry Lawson, former Chief Executive Officer of Spirit AeroSystems Holdings, Inc., to serve as a special advisor to the Board and Barnes’ senior management team.
Additionally, Barnes and Irenic have agreed to cooperate to identify an additional independent director candidate, who will be mutually agreed upon, for appointment to the Board.
Pursuant to the Cooperation Agreement, Irenic irrevocably withdrew its nomination notice regarding its slate of proposed director nominees for election at the 2024 Annual Meeting. The Cooperation Agreement also provides for certain procedures for determining replacements for the newly appointed directors, as well as customary standstill restrictions, voting commitments, and other provisions restricting certain conduct and activities during the periods specified in the Cooperation Agreement, among other items.
A summary of the Cooperation Agreement is included in the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2024 (the “Form 8-K”), with the full Cooperation Agreement filed as an exhibit to the Form 8-K.
Codes of Ethics and Conduct
We have adopted a Code of Business Ethics and Conduct applicable to the conduct of our business by our employees, officers (including to our chief executive officer, our chief financial officer, our controller and principal accounting officer, and other senior financial officers) and directors. We have posted a copy of the Code of Business Ethics and Conduct on our website at www.onebarnes.com.
DIRECTOR COMPENSATION IN 2023
The Company’s director compensation program is designed to attract and retain highly qualified directors and to reward the time, effort, expertise and accountability required of active Board membership.
The Corporate Governance Committee reviews and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. As part of its review, the Corporate Governance Committee periodically obtains competitive market data and retains the services of compensation consultants. The Corporate Governance Committee and the Board believe that annual compensation for non-management directors should consist of both a cash component, designed to compensate members for their service on the Board and its committees, and an equity component, designed to align the interests of directors and stockholders and, by vesting over time, to create an incentive for continued service on the Board. Directors who are also employees do not receive additional compensation for service on the Board.
The Board approved changes to the non-management director compensation program in 2023, after having not adjusted compensation since 2018 (other than to reinstate compensation following a temporary reduction for COVID). The principal changes included: increasing the annual equity retainer by $40,000 from $105,000 to $145,000 effective at the 2023 Annual Meeting; adding an annual retainer for the Lead Independent Director ($10,000); increasing the annual committee chair retainers by $2,500 (Compensation and Management Development Committee) and $5,000 (Audit Committee and Corporate Governance Committee) effective at the 2023 Annual Meeting; and modifying the service year for purposes of director compensation from a calendar year to a year that runs from annual meeting to annual meeting, effective at the 2024 Annual Meeting. In order to effectuate the change in service year, non-management directors received $36,250 of time-vested restricted stock units, vesting on or about the 2024 Annual Meeting, to bridge into the new service year. There were no changes to the cash retainer or to the Chairman’s chair retainer in 2023.
Director Compensation Program
The following table describes the components of our non-management director compensation program for 2023 effective as of the 2023 Annual Meeting (adjusted as described above):
Compensation Element	Description
Annual Cash Retainer	• $95,000 annually (paid quarterly)
Annual Equity Retainer
• Restricted Stock Units (“RSUs”) valued at approximately $145,000 that vest annually, granted to Board members in May
• Accelerated vesting in the event of a change in control, service terminating as a result of death or disability, or retirement
• Dividend equivalents equal to the dividend per share are credited on each unvested RSU on each dividend payment date and paid upon vesting

Annual Chair Retainer	• Chairman of the Board:	$100,000	• Compensation Committee:	$17,500
(paid quarterly)	• Lead Independent Director:	$10,000	• Corporate Governance Committee:	$15,000
	• Audit Committee:	$22,500
Other Fees
• Eligible to earn a $1,500 fee for participating in specific Board projects, such as attending meetings with the Company’s senior management and interviewing prospective director or senior officer candidates
• Executive Committee Chair fee of $2,500 payable at the first meeting in any fiscal year in which the Committee meets

Other Benefits
• Business travel accident insurance
• Matching charitable gifts under Barnes Group Foundation, Inc., the Company’s charitable foundation
• Life insurance and accidental death and dismemberment insurance (only for directors who joined before January 1, 2012)
• 12,000 shares of common stock upon termination of service or change in control (only for directors who joined before December 15, 2005)

Non-management directors appointed during a service year receive pro-rata portions of their compensation.

Under the Directors’ Deferred Compensation Plan, each non-employee director may defer all or a portion of his or her Board retainer, and/or the dividend equivalents paid under this plan. Directors may elect to credit such deferred compensation to a cash account, a phantom stock account, or a combination of the two.
Non-Management Director Stock Ownership Requirements
Under our stock ownership requirements, each of our non-management directors is required to accumulate an ownership position in the Company’s common stock equal in value to five times the annual cash retainer. Two-thirds of the value of unvested RSUs count toward achieving ownership requirements. Directors are required to retain all net after-tax proceeds from Company equity grants until ownership levels are met. Once ownership levels are met, the requirement is converted to a fixed number of shares, subject to increases based on increases to the annual cash retainer. Each of our non-management directors met this requirement as of December 31, 2023, except Ms. Jones, Ms. Haussler, Mr. Keating and Mr. Katz, who joined the Board in September 2019, July 2021, February 2023, and March 2024, respectively.
Director Compensation in 2023
The following table sets forth the aggregate amounts of compensation paid to each person who served as a non-management director during the year ended December 31, 2023.
Name of Director	Fees Earned or Paid in Cash	Stock Awards[1]	All Other Compensation[2]	Total
Thomas O. Barnes	$195,000	$144,980	$4,250	$344,230
Elijah K. Barnes	95,000	144,980	3,573	243,553
Jakki L. Haussler	95,000	144,980	1,000	240,980
Richard J. Hipple	95,000	144,980	250	240,230
Daphne E. Jones	95,000	144,980	250	240,230
Neal J. Keating	89,322	145,558	0	234,880
Mylle H. Mangum	115,000	144,980	2,212	262,192
Hans-Peter Männer	105,500	144,980	250	250,730
Anthony V. Nicolosi	115,833	144,980	0	260,813
JoAnna L. Sohovich	113,167	144,980	4,000	262,147
1.
Reflects the aggregate grant date fair value of RSUs granted to directors. The amounts differ from the annual equity retainer amount of $145,000 because the number of RSUs subject to the annual equity retainer is rounded to the nearest whole number. Amount awarded to Mr. Keating includes additional RSUs awarded for his two days of service under the 2022 director grant cycle in lieu of issuing a separate prorated grant. As of December 31, 2023, each non-management director held (a) 589 unvested RSUs, which vested on February 1, 2024, and (b) 973 unvested RSUs, which will vest on May 19, 2024.

2.
“All Other Compensation” includes (1) life and accidental death and dismemberment insurance premiums paid by the Company for the benefit of Ms. Mangum, (2) spousal or partner meals paid by the Company for the benefit of Thomas O. Barnes, Richard J. Hipple, Daphne Jones, and Hans-Peter Männer, and (3) matching gift donations provided by Barnes Group Foundation Inc. pursuant to a charitable matching gifts program that is available to the Company’s full-time active U.S. employees, directors, and spouses of eligible employees or directors. Matching gift donations were as follows: Thomas O. Barnes – $4,000, Elijah K. Barnes – $3,573, Jakki L. Haussler – $1,000, Mylle H. Mangum – $2,000, and JoAnna L. Sohovich – $4,000.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis (“CD&A”), together with the compensation tables and related disclosures, discusses the compensation of our named executive officers (“NEOs”) for 2023. For 2023, our NEOs were:
NEO	Title
Thomas J. Hook	President and Chief Executive Officer
Julie K. Streich	Senior Vice President, Finance and Chief Financial Officer
Ian M. Reason	Senior Vice President, Barnes and President, Barnes Aerospace
Jay B. Knoll	Senior Vice President, General Counsel and Secretary
Dawn N. Edwards	Senior Vice President, Human Resources
In 2023, the Compensation and Management Development Committee (the “Compensation Committee”) evaluated and determined executive compensation consistent with its pay-for-performance philosophy using the practices described below, including realizable pay for executives’ compensation under pay-for-performance programs (see “Realized Compensation Analysis”). While the Company continues to be engaged in a strategic business transformation that included significant portfolio changes in 2023, the Compensation Committee believes that, at this time, the existing processes continue to support the execution of the long-term business strategy; attract, retain and motivate capable executives; and align with stockholder interests through robust annual and longer term pay-for-performance features. Accordingly, except as described below, the Compensation Committee did not make any substantive changes to its executive compensation processes.
In 2023, the Compensation Committee confirmed that the Performance Share Awards (“PSAs”) previously granted to executives in 2020 as part of their long-term equity award, would have a 0% payout due to the Company’s failure to achieve the applicable long-term performance goals. These awards represented a significant component of executives’ total compensation opportunity, as disclosed in summary compensation tables in prior proxy statements. Nonetheless, the result aligns with stockholder interests for the period and reinforces our pay-for-performance philosophy.
Our 2023 executive compensation program reflects the following changes that were approved by the Board in 2022 (for effect in 2023) in response to stockholder outreach (see “Stockholder Engagement”):
•
Recalibrated annual incentive plan financial performance schedules. The Board reset the percentage of financial goal achievement necessary for both threshold and maximum earnouts to align with Peer Group (as defined below) medians.

•
Reset annual incentive plan targets and caps. In alignment with market competitive levels relative to our Peer Group or applicable survey data, the Board reduced the maximum annual incentive opportunity from 3x target to 2x target for all executive officers, and increased the target annual incentive opportunity, for the new CEO at the time of his appointment in July 2022 and for the other executive officers starting in 2023. While this reset increases payout for target performance with a cap of 2x target for maximum performance, for the 2023 NEOs it resulted in a reduction of maximum earning potential for one NEO and produced no change in maximum earning potential for the others.

•
Reset PSA relative performance goals. The Board increased target goals from median to 55th percentile performance for relative TSR and EBITDA growth performance versus the Russell 2000, starting with the 2023-2025 PSA performance cycle.

•
Added new cap to PSA payouts. The Board added a new cap to actual PSA payouts, limiting payout opportunity under the relative TSR measure to target if actual TSR is negative over the applicable three-year performance period starting with the 2023-2025 PSA performance cycle.

Compensation Practices Summary
What We Do		What We Don’t Do
✔	Deliver majority of executive pay opportunities in the form of at-risk incentives	✘	No single-trigger change-in-control severance or equity award provisions
✔	Tie vesting of incentives to rigorous, preset and objective financial performance goals	✘	No executive employment agreements
✔	Provide significant percent of executive incentive opportunities in the form of long-term equity incentives	✘	No hedging by directors, executives or other employees of their holdings in Company securities
✔	Balance short- and long-term incentives, cash and equity, and fixed and variable pay to mitigate compensation-related risk	✘	No dividend equivalents on unearned performance stock awards
✔	Provide market-aligned, reasonable and competitive target opportunities	✘	No tax gross-ups[1]
✔	Conduct annual risk assessments of compensation programs	✘	No guaranteed payouts for incentive programs
✔	Require executives to meet and maintain minimum stock ownership guidelines	✘	No repricing of stock options without prior stockholder approval
✔	Maintain compensation recoupment provisions including clawbacks and forfeitures
✔	Provide limited perquisites
✔	Restrict pledging and margin call arrangements by directors and executives
1.
Except with respect to a life insurance premium gross-up for one of our NEOs under the closed Senior Executive Enhanced Life Insurance Program (“SEELIP”) plan and with respect to certain taxes due on post-employment medical and dental benefits under a severance agreement, each as described below.

Executive Compensation Philosophy and Objectives
We believe that our executive compensation should and does align with, support and reinforce our pay-for-performance philosophy. Accordingly, our NEOs can realize significant compensation under our annual cash incentive and long-term incentive equity award programs if our performance meets or exceeds pre-established performance targets but receive lower or no payouts if the Company’s performance does not meet those performance targets.
The Company aims to provide our NEOs with total direct compensation targeted at market competitive levels relative to our Peer Group (as defined below) or applicable survey data. Individual executive compensation may be above or below the target range based on the NEO’s performance, experience, skill set and responsibilities as well as internal equity.
The primary objective of the Company’s executive compensation program is to support our long-term strategic business goals of building lasting stockholder value and achieving sustainable profitable growth. To support these objectives, for our NEOs, we designed the program to:
•	Provide appropriate incentives by linking and balancing significant short- and long-term compensation opportunities to Company performance, TSR and other relevant metrics;
•	Motivate and reward NEOs who contribute meaningfully to achieving our financial and strategic objectives;
•	Encourage NEOs to hold a significant equity investment in our Company, thereby aligning NEOs’ interests with those of our stockholders;

•	Allocate a significant portion of potential compensation to performance-based pay elements that depend on achieving the Company’s goals, but that do not encourage excessive risk-taking; and
•	Attract, engage and retain highly qualified, high-performing individuals by offering competitive, balanced compensation arrangements based upon clear goals that vest on continued employment.
Executive Compensation Process
The Compensation Committee is responsible for determining the types and amounts of compensation paid to our NEOs. The Compensation Committee uses several tools to make these determinations, including an independent compensation consultant and peer group analysis.
Independent Compensation Consultant
The Compensation Committee retains its own independent consultant, Meridian Compensation Partners, LLC (“Meridian”), to assist in its oversight of the executive compensation program. Meridian regularly participates in Compensation Committee meetings, both with and without management, and advises the Compensation Committee on compensation trends and best practices, program design, and the process used to determine the reasonableness of individual compensation awards. The Compensation Committee annually reviews the independence of Meridian as part of its standard governance practices and has determined that Meridian is independent and that its work does not raise any conflict of interest.
Peer Group Analysis
A primary data source the Compensation Committee uses in evaluating and establishing NEO compensation is the information publicly disclosed by a group of companies selected by the Compensation Committee (“Peer Group”). The Compensation Committee believes these companies align with the Company’s long-term strategy and business profile (including international footprint, end markets, market capitalization and annual revenue) and therefore serve as an appropriate benchmark for evaluating the Company’s executive compensation strategy and implementation. It reviews the Peer Group annually and updates it as appropriate, considering any changes to the business profile of each of the included companies and its continuing alignment with the Company.
There were no changes to the Peer Group effective in 2023.
Our 2023 Peer Group consisted of the following companies:
Albany International Corp.	Franklin Electric Co., Inc.	RBC Bearings, Incorporated
CIRCOR International, Inc.	Graco Inc.	Standex International Corporation
Crane Co.	Hexcel Corporation	Teleflex Incorporated
Enerpac Tool Group	IDEX Corporation	Valmont Industries Inc.
EnPro Industries Inc.	Middleby Corporation	Watts Water Technologies, Inc.
ESCO Technologies	Nordson Corporation	Woodward, Inc.
For executive positions where public proxy statement data from our peers is not available, we use survey data representing similarly sized companies in manufacturing and general industry.
The Compensation Committee conducted a comprehensive review of the Peer Group in 2023. The review was based on best practice and took into consideration feedback that we have received from our stockholders. The updates to the Peer Group based on this review will become effective on January 1, 2024 and reflect the Company’s strategic business transformation that included substantive portfolio changes in 2023.
Role of Management
The Compensation Committee, in making executive compensation decisions, solicits input from management, as appropriate, with respect to individual and Company performance. The Compensation Committee receives recommendations and evaluations with respect to NEO compensation and performance from the CEO (other than with respect to his own compensation). While the CEO does not make a recommendation to the Compensation Committee with respect to his own compensation, he provides the Compensation Committee with a summary of his annual performance. The Compensation Committee considers this summary in conjunction with materials provided by the Company’s Senior Vice President, Human Resources regarding the CEO’s performance and recommended compensation. The Compensation Committee evaluates this input, as well as compensation data provided by its compensation consultant, as it independently makes its assessments and compensation decisions.
Stockholder Outreach and Feedback
The Chair of the Compensation Committee participated in the Spring stockholder outreach to obtain feedback directly from stockholders on executive compensation issues and other governance issues. Based on engagement with our stockholders in 2022 and 2023, we learned that stockholder concerns focused specifically on 2021 annual incentive compensation actually paid and its misalignment with certain performance metrics, particularly TSR. Importantly, in these engagements, stockholders did not identify structural issues with our executive compensation program or request that Barnes overhaul or significantly modify its executive compensation design. Stockholders offered suggestions for consideration on aspects of our executive compensation practices in response to our request on how to enhance pay-for-performance alignment. As discussed above under the heading “Stockholder Engagement,” the Board implemented changes to executive compensation, including certain structural changes, which generally became effective for the 2023 executive compensation cycle.
The Compensation Committee also considers the results of the non-binding say-on-pay proposals at our annual meetings of stockholders, as specifically required under its charter. At last year’s Annual Meeting of Stockholders, more than 76% of votes were cast in favor of the say-on-pay proposal, representing a substantial rebound toward historic support for our say-on-pay proposals (more than 96% of votes cast in favor of the proposals in each of 2016 - 2021) after a decline in 2022 related to the matters described above. Our stockholders approved, with 96% of votes cast in favor, our new 2023 Barnes Group Inc. Stock and Incentive Award Plan, replacing the prior plan from 2014.
Realized Compensation Analysis
The Compensation Committee calibrates its executive compensation determinations for consistency with its pay-for-performance compensation philosophy, by considering executives’ compensation realization under pay-for-performance programs. For example, the Compensation Committee considers payouts under recently completed pay-for-performance cycles for our annual cash incentive plan (”ACIP”) and the PSAs, which over the past five years have paid out at the corporate level as follows:
	2019	2020	2021	2022	2023
ACIP	27%	20%	276%[2]	42%	43%
PSAs[1]	174%	172%	22%	0%	0%
1.
Amounts shown reflect the results of the applicable three-year vesting period ended the year before reported (e.g., 2019 reports the results of the 2016-2018 program). Final results relative to the Peer Group are reviewed and certified by the Compensation Committee in July of the year following completion of the vesting period, and payouts, if earned, are made the same month. Payouts for the three-year vesting period certified in 2022 (2019-2021) and 2023 (2020-2022) were zero.

2.
As further described below, the Compensation Committee recognized that the 2021 ACIP payout reflected goal setting under continued pandemic-related uncertainties that resulted in annual incentive payments not well aligned with corresponding stockholder returns and responded accordingly.

The Compensation Committee is satisfied that pay-for-performance programs have aligned with stockholders’ interests, except for ACIP in 2021, which reflected goal setting under continued pandemic-related uncertainties that resulted in annual incentive payments not well aligned with corresponding stockholder returns. As described elsewhere in this CD&A, the Board adjusted certain executive compensation practices in response to that misalignment, and the Compensation Committee believes that subsequent ACIP goal setting and payouts reaffirm alignment with its pay-for-performance philosophy.

1.
Amounts shown reflect the results of the applicable three-year vesting period ended the year before reported (e.g., 2019 reports the results of the 2016-2018 program). Final results relative to the Peer Group are reviewed and certified by the Compensation Committee in July of the year following completion of the vesting period, and payouts, if earned, are made the same month. Payouts for the three-year vesting period certified in 2022 (2019-2021) and 2023 (2020-2022) were zero.

For our PSAs granted in 2020, which related to the 2020-2022 performance period and were certified by the Compensation Committee and subject to payout in 2023, the performance measures and outcomes were as follows:
Performance Measure	Performance Levels			Company 3-year Performance
	Threshold	Target[1]	Maximum[1]	As Certified	Relative
Relative TSR[2]	33rd	50th	66th	-31.2%	22%
Relative EBITDA Growth[2,3]	33rd	50th	66th	-29.6%	18%
ROIC[4]	8.30%	8.93%	9.43%	5.21%	N/A
Total Payout Relative to Target	33%	100%	150%	0%	0%
1.
As described above, the relative target for both TSR and EBITDA Growth has been reset to 55% for PSAs awarded in 2023. Maximum+ and Maximum++ Performance Levels were included in the PSAs granted in 2020, as previously disclosed, but were not relevant to payout.

2.	As Certified Performance Levels reflect the Company’s three-year performance. The Relative three-year Performance reflects the Company’s performance relative to the Russell 2000 Index.
3.
Company three-year Performance for As Certified EBITDA Growth is derived from reported financial results, adjusted for the effects of charges related to goodwill impairment, restructuring and transformation costs and other items pursuant to the terms of the PSA program.

4.
“ROIC” represents the ratio of the Company’s net income and the Company’s total average invested capital during the three-year performance period. The “As Certified Company 3-year Performance” for ROIC is derived from reported amounts, adjusted for the effects of acquisitions, the effects of the divestiture of the Seeger-Orbis business, charges related to restructuring, goodwill impairment and other unusual or non-recurring items pursuant to the terms of the PSA program. The results also exclude the effects of currency fluctuations.

No PSAs were earned by the NEOs for the 2020-2022 performance period based on these results.
In addition to the consideration of realized compensation described above, the Compensation Committee considers compensation tally sheets for our NEOs that provide total compensation information, including potential compensation realization under various future company-performance scenarios and termination scenarios.

Risk Oversight and Assessment of Policies and Practices
Our Compensation Committee evaluates potential risks arising from our compensation policies and practices for our employees on an annual basis. Based on its most recent evaluation, our Compensation Committee concluded that the risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us.
Our Executive Compensation Program
The primary components of our NEOs’ compensation are (collectively, “total direct compensation”):
•	Base salary;
•	Annual cash incentive awards; and
•	Long term equity incentive awards.
In 2023, performance-based compensation in the form of annual cash incentive and annual long-term equity awards constituted a significant part of target total direct compensation:

Our NEOs are also eligible for health and welfare benefits generally available to other employees, employment termination and change-in-control benefits, benefits under our qualified and non-qualified defined benefit or defined contribution plans, executive life insurance plans, and limited perquisites.
Base Salary
Base salary is the fixed compensation element we provide to our NEOs based on their qualifications, experience and regular contribution to the business, consistent with the compensation philosophy and objectives discussed above, including our goal to attract, engage and retain highly qualified, high-performing individuals. The Compensation Committee generally reviews NEO base salaries annually and considers adjustments based upon many factors, including Peer Group and benchmark survey data, an executive’s individual performance, internal equity across the executive team based on individual roles and contributions, market trends and conditions, the Company’s prior year performance, and general affordability based on business results. Any base salary adjustments are generally effective on or around April 1st of each year.

Accordingly, the Compensation Committee approved the following base salaries for our NEOs for 2023:
Name	Annual Base Salary Effective 4/1/22	Annual Base Salary Effective 4/1/23[1]	Change in Annual Base Salary (%)
Thomas J. Hook	$1,000,000	$1,000,000	0%
Julie K. Streich	500,000	500,000	0%
Ian M. Reason	425,000	450,000	6%
Jay B. Knoll	—	460,000	N/A
Dawn N. Edwards	350,000	350,000	0%
1.	The amounts shown for Mr. Hook and Mr. Reason for 2022 reflect their respective initial annual base salary when hired in 2022. Mr. Knoll was hired in January 2023.
Annual Cash Incentive Awards
Annual cash incentive awards are an at-risk compensation element we provide our NEOs to drive year-over-year results that focus our NEOs on executing the Company’s strategy, supporting key business initiatives and attaining specified performance goals.
The Compensation Committee establishes an award opportunity annually for each NEO, expressed as a percentage of his or her base salary, that reflects individual scope of responsibility and performance. The Compensation Committee also establishes Company performance metrics for establishing threshold, target and maximum award targets, considering, among other things, the Company’s historic performance, management’s annual growth plan (as approved by the Board), and Peer Group data. Awards are calculated using straight line interpolation between the established threshold, target and maximum levels and prorated for partial year service. NEOs receive no awards for below-threshold performance.
The following table details the annual cash incentive award opportunities for each NEO.
Name	2023 Base Salary	2023 Threshold Level (% of Base Salary)	2023 Target Level (% of Base Salary)	2023 Maximum Level (% of Base Salary)
Thomas J. Hook	$1,000,000	25%	100%	200%
Julie K. Streich	$500,000	18.75%	75%	150%
Ian M. Reason	$450,000	18.75%	75%	150%
Jay B. Knoll	$460,000	13.75%	55%	110%
Dawn N. Edwards	$350,000	13.75%	55%	110%
The Compensation Committee generally establishes the target for each financial performance measure early in the year of grant with reference to the Company’s full year growth plan and may revise targets to address subsequent modifications to the plan. We use financial performance objectives under the annual cash incentive program because they are consistent with the Company’s focus on driving strong business performance through emphasizing revenue growth, profitability and cash generation.
For 2023, the corporate performance measures for the annual cash incentive program were diluted Earnings Per Share (“EPS”), consolidated Revenue and Days Working Capital (“DWC”), and the segment performance measures were segment Operating Profit, Revenue and DWC. The individual measures are equally weighted within each grouping. We believe these measures are essential to our success and provide the proper balance between annual growth, profitability and cash generation. The annual cash incentive award targets for Mr. Hook, Ms. Streich, Ms. Edwards and Mr. Knoll were based 100% on the corporate performance metrics, reflecting their corporate role and scope of responsibilities. The annual cash incentive award targets for Mr. Reason were weighted 60% on Aerospace segment performance metrics and 40% on corporate performance targets, reflecting the primacy of his segment responsibilities.

The tables below detail the goals for each performance measure for 2023 as well as the performance results certified by the Compensation Committee.
	Goals			As Certified 2023 Results[1]	% of Target Payout
	Threshold	Target	Maximum
Corporate Performance Measures
Diluted EPS	$2.06	$2.33	$2.68	$2.14	0.48%
Consolidated Revenue (in millions)	$1,271	$1,382	$1,492	$1,340	0.72%
Days Working Capital[2]	149	144	139	157	0.00%
Total Corporate Performance Measures Payout					0.43%
Aerospace Segment Performance Measures
Segment Operating Profit (in millions)	$32.8	$38.5	$44.3	$30.4	0.00%
Segment Revenue (in millions)	$379	$412	$445	$423	1.33%
Days Working Capital[2]	135	130	125	136	0.00%
Total Aerospace Segment Performance Measures Payout					0.27%
Industrial Segment Performance Measures
Segment Operating Profit (in millions)	$101.1	$118.9	$136.8	$76.8	0.00%
Segment Revenue (in millions)	$833	$899	$971	$846	0.40%
Days Working Capital[2]	151	146	141	168	0.00%
Total Industrial Segment Performance Measures Payout					0.08%
1.
“As Certified 2023 Results” reflect the Company’s results as certified by the Compensation Committee based on the Company’s reported results, adjusted as follows (a) Diluted EPS excludes the impact of restructuring/severance and transformation-related costs, MB Aerospace acquisition related costs including transaction costs and short-term purchase accounting adjustments, incremental interest related and debt issuance costs, divestiture transaction costs, sell side transaction preparation costs, excess tax costs on stock compensation and other costs pursuant to the terms of the annual cash incentive program; (b) Consolidated Revenue and Industrial Segment Revenue excludes the impact of UAW strike; and (c) Aerospace Segment Operating Profit (excluding the Barnes Aerospace Revenue Sharing Programs), excludes the impact of MB Aerospace short-term purchasing accounting adjustments. The “As Certified 2023 Operating Profit” for both the Industrial and Aerospace segments excludes the impact of restructuring-related costs.

2.	“Days Working Capital” reflects a four-point average and are calculated as accounts receivable plus inventory less accounts payable for the Company or the Aerospace/Industrial Segment, as applicable.
The actual amounts earned by the NEOs based on the performance indicated above are shown in the “Non-Equity Incentive Plan Compensation” column of the Fiscal Year 2023 Summary Compensation Table.
Long-Term Incentive (“LTI”) Equity Compensation
LTI equity compensation awards are an at-risk compensation element we provide to incent our NEOs to maximize stockholder value over time, aligning the interests of our management with those of our stockholders. The Compensation Committee establishes an award opportunity annually for each NEO, that reflects individual scope of responsibility, performance and other factors. For 2023, the Compensation Committee approved target LTI values for our NEOs constituting 70% of 2023 total direct compensation at target for our CEO and on average 49% of 2023 total direct compensation at target for our other NEOs.
The Compensation Committee also establishes Company performance metrics for establishing threshold, target and maximum award levels, considering, among other things, the Company’s historic performance, the Company’s strategy (as reviewed by the Board), and Peer Group data.
The structure of the LTI equity compensation for our NEOs in 2023 continued to be a combination of performance-based equity awards (consisting of PSAs and stock options) and time-based equity awards (RSUs), weighting the combination more toward performance-based awards consistent with the Company’s pay-for-performance philosophy and focusing executives on long-term performance objectives. The Compensation Committee considers stock options to be performance-based awards, as stock options have intrinsic value only if the common stock price appreciates after the grant date.

The following table details the LTI equity award structure for our NEOs for 2023.
Equity Award	Target Portion of Total LTI Equity Compensation	Vesting	Comments
PSAs	CEO: 60% Other NEOs: 50%	Performance-based vesting at the end of a 3-year period
• For the 2023 grant, based on three equally weighted performance measures: Relative TSR, Relative EBITDA Growth and Return on Invested
Capital (“ROIC”)[1]
• Accrued dividends are paid out in cash at the end of the 3-year period, adjusted for the number of shares actually earned

Stock Options	CEO: 20% Other NEOs: 20%	Time-based vesting; 18, 30, and 42 months from the grant date in equal installments	• Grants have exercise prices equal to the fair market value on the grant date
RSUs	CEO: 20% Other NEOs: 30%	Time-based vesting; 18, 30, and 42 months from the grant date in equal installments	• Dividend equivalents are paid in cash during vesting periods
1.	The table below details potential payouts at various levels of performance for the 2023 PSAs. Results between performance levels are interpolated.
	Performance Level
3-Year Performance Measures	Threshold	Target	Maximum	Maximum+	Maximum++
Relative TSR (percentile vs. Russell 2000 Index)	33rd	55th	66th	75th	85th
Payout Level (as a % of Target)	33%	100%	150%	200%	250%
Relative EBITDA growth (percentile vs. Russell 2000 Index)	33rd	55th	66th	75th	85th
Payout Level (as a % of Target)	33%	100%	150%	200%	250%
ROIC (absolute internal measure)	7.80%	8.40%	9.00%	10.00%	12.00%
Payout Level (as a % of Target)	33%	100%	150%	200%	250%
Rationale for Vesting of Stock Options and RSUs. The time-based vesting and staggered vesting dates of our stock options and RSUs directly correlate to our stockholders’ interests and focus executives on the long-term growth of Company and stockholder value.
Setting Relative TSR and EBITDA Growth Performance Goals for PSAs. The Compensation Committee selected the potential payout levels and the related performance goals for the PSAs based on a belief that the Company should seek to outperform the Russell 2000 Index as measured by relative TSR and relative EBITDA growth.
Setting ROIC Performance Goals for PSAs. For 2023, the 3-year target ROIC performance of 8.40% representing one-third of the 2023 PSAs was based on the Company’s 3-year business plan and consideration of historical weighted average cost of capital (“WACC”) rates. The 3-year business plan established in February 2023 reflects expectations for the Company’s end markets at that time.
The target anticipates ROIC performance will trend closer to historical WACC rates in the first and second years and exceed historical WACC rates by the third year of the 3-year performance period.

For the PSAs granted in 2024, the Compensation Committee removed the maximum+ and maximum++ performance levels, adjusted the maximum award payout to 200% of target, and added a cap that will limit the payout that may be earned for relative TSR to the target amount if the Company’s TSR is negative over the 3-year performance period.
The Company’s practice is to make all LTI awards at the first regularly scheduled meeting of the Compensation Committee each calendar year, which typically occurs in early February. The Company also makes “off-cycle” equity grants to NEOs in limited circumstances, generally for newly hired executives, promotions, as retention incentives, or in recognition of special effort or events.
The following table details the 2023 LTI equity compensation awards for our NEOs.
Name	Award Values[1]	Stock Option Grant	RSU Grant	PSA Grant
Thomas J. Hook	$4,750,000	63,200	22,200	66,500
Julie K. Streich[2]	1,300,000	10,600	17,300	9,300
Ian M. Reason	600,000	8,000	4,200	7,000
Jay B. Knoll[2]	1,140,000	10,095	16,863	8,855
Dawn N. Edwards	450,000	6,000	3,200	5,300
1.
Amounts reflect the total economic value of long-term incentive equity compensation granted to NEOs in 2023. Target values may differ from grant date fair values, as detailed in the Fiscal Year 2023 Summary Compensation Table.

2.	Includes a special equity award described in more detail in the section entitled “Additional Compensation Awards.’’
Severance and Change in Control Benefits
During 2023, each of our NEOs was covered by our Executive Separation Pay Plan, which provides for severance payments and benefits to an eligible executive who experiences an involuntary separation from service without cause unless the separation is covered by a severance agreement. We provide these benefits to our NEOs as part of a competitive compensation program.
The Company also provides change-in-control benefits to retain key executives, including NEOs, during a potential change in control, to provide continuity of management and income continuation for NEOs who are particularly at risk of involuntary termination in the event of a change in control. These benefits are part of a competitive compensation package and keep our executive officers focused on our business goals and objectives. The Compensation Committee believes that the Company’s severance agreements for its NEOs help assure that the NEOs will act in the best interest of the stockholders in any proposed merger or acquisition transaction, even if they might face possible termination of employment as a result of such a transaction. These agreements provide for payments and other benefits only if we terminate a NEO’s employment without “cause,” or if a NEO terminates employment for “good reason,” either on or after a change in control.
None of the agreements for our NEOs include a gross-up for any taxes as a result of “excess parachute” payments under Section 4999 of the Internal Revenue Code, as amended (the “Code”). In addition, we generally do not provide change-in-control cash severance in excess of two times an executive’s base salary and annual cash incentive award. Our agreements with our NEOs also provide for continuation of group health, life insurance, and certain other benefits for 24 months following the executive’s termination.
The terms of our Executive Separation Pay Plan and our change-in-control and incremental termination benefits payable to our NEOs are described in more detail in the section entitled “Post Termination and Change In Control Benefits” on page 44.
Other Compensation and Benefits
We also provide our NEOs with the following additional benefits for the purpose of providing competitive compensation arrangements and strong retention incentives:
•
Retirement Savings Plan, a Code Section 401(k) plan, and health and welfare benefits on substantially the same terms and conditions as provided to most of our other US-based employees, including Company matching. Employees hired after December 31, 2012, including all of our NEOs other than Ms. Edwards, are eligible to receive an annual Retirement Contribution of 4% of eligible earnings subject to 5-year graded vesting. The contributions made for our NEOs are shown in the “Fiscal Year 2023 Summary Compensation Table.”
•
Defined contribution component of our Retirement Benefit Equalization Plan, which provides benefits on base salary earnings in excess of Internal Revenue Service (“IRS”) limits on qualified plans that apply to the retirement contribution component of the Retirement Savings Plan for eligible salaried employees, officers and NEOs who do not qualify for certain benefits under other retirement plans.

•
The Company pays premium for a life insurance policy with a death benefit of four times the NEOs base salary up to $3,000,000. Upon separation from service, the policy may be continued by the participant at their own expense. Ms. Edwards participates in a grandfathered program in which the Company also pays the tax liability arising from payment of premium and taxes while employed.

•
Limited perquisites, including financial planning and tax preparation services and annual executive physical examinations, as described below in the footnotes to the Fiscal Year 2023 Summary Compensation Table.

Ms. Edwards also participates in our Consolidated Pension Plan and a legacy deferred compensation plan, both of which were closed to new participants in 2012. The Consolidated Pension Plan was frozen for all participants at the end of 2023. See “Fiscal Year 2023 Summary Compensation Table” and “Pension Benefits at End of Fiscal Year 2023 Table” in this proxy statement for additional information.
Additional Compensation Awards
The Compensation Committee may approve additional compensation awards to NEOs in conjunction with employment offers or based on special circumstances, extraordinary effort or events. These additional awards are reflected in the “Fiscal Year 2023 Summary Compensation Table.”
In 2023, the Compensation Committee approved the following awards:
•
Mr. Knoll received an additional $240,900 cash award and an RSU award with a value of $450,000 as part of his new hire package in lieu of incentives and equity forfeited with respect to his prior employment. Mr. Knoll’s cash award is subject to full reimbursement should he voluntarily terminate his employment within eighteen months of payment.

•
Ms. Streich received an annual equity award which included a special equity award with a target value of $500,000 vesting 50% at 30 months from grant date and 50% at 60 months from grant date, for both retention and recognition of her service as Interim Chief Executive Officer in 2022.

As previously disclosed, as part of Mr. Hook’s hiring package in 2022, the Board and Compensation Committee granted him “make-whole” awards consisting of cash and performance-vested stock options to compensate him for forfeited accrued bonus and carried profits interests from his prior employer. The Compensation Committee, with the assistance of its outside compensation consultant, estimated that the forfeited value from outstanding awards that he would otherwise have the opportunity to earn was approximately $12,000,000 - $14,000,000. For the purpose of attracting Mr. Hook to join Barnes, his initial awards were designed to buy out his forfeited opportunity. The majority of his make-whole awards, described below, have a 100% performance-based equity component with goals that reflect the Company’s transformation strategy, and long-term duration balancing the Company’s strategic initiatives and Mr. Hook’s forgone opportunity with his prior employer:
•
A one-time make-whole sign-on cash award of $2,000,000, which was subject to full reimbursement to the Company in the event of his voluntary termination within 12 months of payment or termination “for cause.” This award is no longer subject to reimbursement because Mr. Hook has continued in employment for the full 12-month period.

•	A one-time make-whole sign-on award of performance-vested stock options with a grant date fair value of $10,000,000, which have a ten-year term that cliff-vest in five years based on continued

service and the achievement of compound annual growth rates (CAGRs) in the price of the Company’s common shares above the option exercise price, with 33% vesting at a CAGR of 5%, 66.6% vesting at a CAGR of 7% and 100% vesting at a CAGR of 9%.
The Compensation Committee believes that these make-whole awards compensate Mr. Hook for the amounts he forfeited to join the Company, while at the same time having significant at-risk features to align with the Company’s pay-for-performance philosophy and long-term stockholder interests. Specifically, the Compensation Committee believes that the tiered CAGRs in the performance-vested stock options are rigorous goals for sustainable long-term value creation, considering both continued market volatility and historical market growth rates, as well as the Company’s forward-looking CAGR target of 7% to 9% for organic revenue growth for 2022-2025, as provided within the Company’s 2021 Virtual Investor Day Presentation. Additionally, the Compensation Committee magnified the performance risk of the performance-vested stock options by including a 5% CAGR threshold, below which none of the options would vest. (These descriptions of the performance-vested stock options are qualified in their entirety by the terms of the Barnes Group Inc. Inducement Stock Option Award Summary of Grant and Inducement Stock Option Award Agreement, a copy of which was previously filed as Exhibit 4.3 to the Company’s Form S-8 filed on July 14, 2022 and is incorporated herein by reference.)
Hook Director Equity
Mr. Hook was previously an independent director before he was hired to serve as our President and CEO in July 2022, in connection with which he received RSUs as compensation for his service as a director that fully vested in February 2023.
NEO Stock Ownership Guidelines
All of our NEOs, as well as certain other members of Company leadership, are subject to stock ownership guidelines intended to enhance alignment with stockholder interests. There is no deadline to achieve the ownership levels, but all net after-tax proceeds from Company equity grants, including stock option exercises, must be retained until ownership levels are met. Once ownership levels are met, the guideline is converted to a fixed number of shares. The ownership calculation for these purposes includes two-thirds of the value of unvested RSUs and no unvested PSAs or outstanding stock options.
The stock ownership guidelines are five times annual salary for our CEO and three times annual salary for our other NEOs. Ms. Edwards has met the ownership guidelines, and Mr. Hook (2022), Ms. Streich (2021), Mr. Reason (2022), and Mr. Knoll (2023) were hired within the last five years and are making acceptable progress toward meeting the guidelines.
Compensation Recoupment
The Company has maintained clawback agreements with its NEOs, allowing the Company to recoup certain annual cash incentives and performance-based equity awards paid to those officers where the awards were based on financial performance that is later restated and would therefore have resulted in lower payments. During 2023, we supplemented our existing program with a new policy to comply with the mandatory compensation “clawback” requirements under the NYSE listing requirements that became effective as of October 2, 2023. Under the policy, in the event of certain accounting restatements, we will be required to recover erroneously received incentive-based compensation from our NEOs representing the excess of the amount actually received over the amount that would have been received had the financial statements been correct in the first instance.
In addition, all of the Company’s time-based and performance-based equity award agreements provide that awards may be forfeited if an employee engages in activity that is detrimental to the Company, including performing services for a competitor, disclosing confidential information, or otherwise violating the Company’s Code of Business Ethics and Conduct. The Audit Committee has discretion to make certain exceptions to the clawback requirements (when permitted by the NYSE listing requirements) and ultimately determine whether any adjustment will be made.

Tax Considerations
Our Compensation Committee considers the tax and accounting treatment associated with its cash and equity awards, although these considerations are not the overriding factor that the Compensation Committee uses in making its decisions. Section 162(m) of the Internal Revenue Code generally places a limit of $1 million on the compensation that the Company may deduct in any one year with respect to certain executive officers.
Despite the limits on deductibility, our Compensation Committee intends to continue to implement compensation programs that it believes are competitive and in the best interests of the Company and its stockholders. Accordingly, our Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under Section 162(m) if it determines that action is appropriate and consistent with the Company’s business needs.
Compensation Committee Report
To Our Fellow Stockholders at Barnes Group Inc.
We, the Compensation and Management Development Committee of the Board of Directors of Barnes Group Inc., have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement and, based on such review and discussion, have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE
JoAnna L. Sohovich, Chair
Jakki L. Haussler
Richard J. Hipple
Mylle H. Mangum

Fiscal Year 2023 Summary Compensation Table
The following table sets forth the compensation earned by our NEOs for the fiscal years ended December 31, 2023, 2022 and 2021.
Name & Principal Position	Year	Salary[5]	Bonus[6]	Stock Awards[7]	Option Awards[8]	Non-Equity Incentive Plan Compensation[9]	Change in Pension Value & Nonqualified Deferred Compensation Earnings[10]	All Other Compensation[11]	Total
Thomas J. Hook[1] President and Chief Executive Officer	2023	$1,000,000	$0	$4,688,207	$1,114,981	$432,000	$0	$70,150	$7,305,338
	2022	462,821	2,000,000	105,009	10,000,000	198,015	0	95,591	12,861,436
	2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Julie K. Streich[2] Senior Vice President, Finance and Chief Financial Officer	2023	$500,000	$0	$1,293,581	$187,006	$162,000	$0	$39,420	$2,182,007
	2022	493,750	0	723,574	163,529	105,500	0	100,057	1,586,410
	2021	316,667	100,000	573,670	174,536	439,218	0	55,382	1,659,472
Ian M. Reason[3] Senior Vice President, Barnes and President, Barnes Aerospace	2023	$443,750	$0	$577,246	$141,137	$112,169	$0	$51,213	$1,325,515
	2022	283,333	350,000	423,312	86,194	120,259	0	29,599	1,292,697
	2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Jay B. Knoll[4] Senior Vice President, General Counsel and Secretary	2023	$460,000	$240,900	$1,249,257	$178,097	$109,296	$0	$48,745	$2,286,295
	2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Dawn N. Edwards Senior Vice President, Human Resources	2023	$350,000	$0	$437,951	$105,853	$83,160	$409,840	$71,895	$1,458,699
	2022	345,000	0	409,497	92,084	66,465	0	142,218	1,055,264
	2021	330,000	0	448,514	143,915	409,587	33,465	54,927	1,420,408
1.
Mr. Hook joined the Company in 2022, in connection with which he received one-time make-whole awards consisting of cash and performance-vested stock options to compensate him for forfeited accrued bonus and carried profits interests from his prior employer. The one-time make-whole cash award (reflected in the 2022 “Bonus” column) was subject to reimbursement conditions based on service that have since been satisfied. The one-time make-whole performance-vested stock options (reflected in the 2022 “Option Awards” column) are subject to performance cliff vesting features described in the “Outstanding Equity Awards at 2023 Fiscal Year End” table below.

2.
Ms. Streich joined the Company in 2021, in connection with which she received a one-time make-whole cash award (reflected in the 2021 “Bonus” column) in lieu of benefits she was eligible to receive from her prior employer. The cash award was subject to service conditions that have been satisfied. In 2023, Ms. Streich received a special one-time equity award (reflected in the 2023 “Stock Awards” column) for her service as interim CEO in 2022.

3.
Mr. Reason joined the Company in 2022, in connection with which he received a one-time make-whole cash award (reflected in the 2022 “Bonus” column) in lieu of forfeited annual incentive awards and equity that he was eligible to receive from his prior employer. The cash award was subject to reimbursement conditions based on service that have since been satisfied.

4.
Mr. Knoll joined the Company in 2023, in connection with which he received one-time make-whole awards consisting of cash (reflected in the 2023 “Bonus” column) and equity awards (reflected in the 2023 “Equity Awards” column) in lieu of forfeited annual incentive awards and equity that he was eligible to receive from his prior employer. The cash award is subject to reimbursement if he voluntarily terminates his employment before 18 months from the date of payment.

5.	Reflects amounts actually paid taking into account mid-year hirings and salary increases.
6.	Reflects one-time cash awards received in connection with hiring, as described in notes 1-4.
7.
Reflects the aggregate grant date fair value of the PSAs and RSUs awarded during each listed year. The grant date fair value of the performance-based portion of the awards was determined based on the market value of common stock on the date of grant and the fair value of the market-based portion of awards was determined based on a Monte Carlo valuation method as described in the note on Stock-Based Compensation in the notes to the Company’s consolidated financial statements filed with the Annual Report on Form 10-K for the respective year-end. The grant date fair value of the PSAs assuming the achievement of the highest level of performance was $9,737,779. The maximum grant date fair value of the RSUs is based on the closing price per share of the Company’s common stock on the grant date.

8.
Reflects the aggregate grant date fair value of stock options awarded during each listed year, determined using the Black-Scholes option pricing model applied consistently with the Company’s practice, as described in the note on Stock-Based Compensation in the notes to the Company’s consolidated financial statements filed with the Annual Report on Form 10-K for the respective year-end. The grant date performance vested stock options granted to Mr. Hook in 2022 as noted above was determined based on a Monte Carlo valuation method as described in the note on Stock-Based Compensation in the notes to the Company’s consolidated financial statements filed with the Annual Report filed on Form 10-K for the respective year end.

9.	Reflects amounts earned under the annual cash incentive program for all NEOs in 2023 which were paid in February 2024.
10.
Reflects the annual increase in pension value for all of the Company’s defined benefit retirement programs. For 2023, the only NEO participation in a defined benefit retirement program with a change in pension value was Ms. Edward’s participation in the Consolidated Pension Plan (“CPP”). All assumptions are as detailed in the notes to the Company’s consolidated financial statements filed with the Annual Report on Form 10-K for the respective year-end, with the exception of the following: retirement age for all plans is assumed to be the older of the unreduced retirement age under each plan, or age as of December 31 of the applicable year, and no pre-retirement mortality, disability, or termination is assumed. Consistent with the notes to the Company’s consolidated financial statements, it is assumed that the form of payment is a life annuity for the CPP. The qualified plan limits for the applicable years have been incorporated.

11.	Reflects amounts described in the “All Other Compensation for Fiscal Year 2023 Table” on page 41.

None of the NEOs received above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified.
All Other Compensation for Fiscal Year 2023 Table
The following table sets forth aggregate amounts of all other compensation earned by the NEOs or accrued by the Company for the year ended December 31, 2023, on behalf of the NEOs. The Company does not provide any additional perquisites to its NEOs other than what is reported in the table below. The total amount reflected below is set forth in the “All Other Compensation” column of the “Fiscal Year 2023 Summary Compensation Table” on page 40.
Name	Year	Retirement Plan Contributions[1]	Additional 401(k) Contributions[2]	Life Insurance Premiums[3]	Charitable Contributions[4]	Perquisites Under Closed Programs[5]	All Other Perquisites[6]	Total
Thomas J. Hook	2023	$36,950	$12,200	$15,250	$500	$0	$5,250	$70,150
Julie K. Streich	2023	$16,950	$12,200	$4,770	$2,700	$0	$2,800	$39,420
Ian M. Reason	2023	$14,700	$12,200	$7,583	$4,000	$0	$12,730	$51,213
Jay B. Knoll	2023	$15,350	$12,200	$8,945	$4,000	$0	$8,250	$48,745
Dawn N. Edwards	2023	$9,150	$0	$0	$3,000	$56,287	$3,458	$71,895
1.
Reflects the Company’s matching contributions under the Retirement Savings Plan, a plan generally available to most U.S. based employees, under which matching contributions fully vest upon two years of service, and contributions under the Retirement Benefit Equalization Plan, a plan for eligible salaried employees, including each of our NEOs other than Ms. Edwards. Ms. Edwards is not eligible to participate in this plan due to her participation in the Barnes Group 2009 Deferred Compensation Plan, which was closed to new participants beginning in 2012, as described in note 5.

2.
Reflects the Company’s contributions under the Retirement Savings Plan of 4% of eligible earnings, which is subject to five-year graded vesting. Ms. Edwards is not eligible to participate in this plan due to her participation in the Consolidated Pension Plan, which was closed to new participants beginning in 2012, as described in note 5.

3.
Reflects payments made under the Executive Group Term Life Insurance Program. Ms. Edwards is not eligible to participate in this plan due to her participation in a different life insurance program, as described in note 5.

4.
Reflects matching gift donations provided by the Barnes Group Foundation, Inc. pursuant to a charitable matching gifts program that is available to the Company’s full-time active U.S. employees, directors and spouses of eligible employees or directors.

5.
Reflects amounts related to Ms. Edwards’ participation in the following programs which were subsequently closed to new participants: (a) Company contributions to the Barnes Group 2009 Deferred Compensation Plan (closed to new participants beginning in 2012), (b) Company paid premiums and other benefits under the Senior Executive Life Insurance Program (closed to new participants beginning in 2011) and (c) a tax gross-up of $12,349.

6.
Reflects financial planning and tax preparation services for Messrs. Hook, Reason, and Knoll and Ms. Edwards; executive physicals for Mr. Reason and Mses. Streich and Edwards; and spousal meals for Messrs. Hook, Reason and Knoll.

Grants of Plan Based Awards for Fiscal Year 2023 Table
For a discussion regarding the annual cash incentive program and the 2023 Plan, please see the “Compensation Discussion and Analysis” on page 27. The vesting schedules for outstanding PSAs, RSUs and stock option awards are set forth in the footnotes to the “Outstanding Equity Awards at 2023 Fiscal Year End Table” on page 42. Note that certain amounts shown in this table contained pay-for-performance features so that compensation realization is uncertain. All grants disclosed in the following table were made under the 2014 Barnes Group Inc. Stock and Incentive Award Plan (“2014 Plan”), unless otherwise noted:
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of Stock or Units[2]	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock & Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
T. Hook	2/9/23	250,000	1,000,000	2,000,000	21,945	66,500	166,250	22,200	63,200	44.94	5,803,188
J. Streich	2/9/23	93,750	375,000	750,000	3,069	9,300	23,250	17,300	10,600	44.94	1,480,587
I. Reason	2/9/23	84,375	337,500	675,000	2,310	7,000	17,500	4,200	8,000	44.94	718,383
J. Knoll	2/9/23	63,250	253,000	506,000	2,922	8,855	22,138	16,863	10,095	44.94	1,427,354
D. Edwards	2/9/23	48,125	192,500	385,000	1,749	5,300	13,250	3,200	6,000	44.94	543,804
1.
Sets forth the range of the number of shares of common stock that could be issued under PSAs granted in 2023 under the 2014 Plan. If the Company’s performance does not meet the pre-established “Threshold” level performance targets, the NEOs bear the risk of no payout.

2.	The amounts depicted in this column reflect RSU awards granted under the 2014 Plan which are described in the “Outstanding Equity Awards at 2023 Fiscal Year End Table.”

Outstanding Equity Awards at 2023 Fiscal Year End Table
The following table summarizes equity awards granted to the Company’s NEOs that remain outstanding as of December 31, 2023.
Name of Executive	Grant Date[1]	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)[2]	Option Expiration Date[3]	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[4]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[5]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[4]
T. Hook	2/9/23		63,200	44.94	2/9/33	22,200	724,386
	7/14/22		1,183,406	30.32	7/14/32
Total		0	1,246,606			22,200	724,386	0	0
J. Streich	2/9/23		10,600	44.94	2/9/33	5,600	182,728	9,300	303,459
	2/10/22	3,434	6,866	45.25	2/10/32	11,700	381,771	8,500	277,355
	5/3/21	6,877	3,437	51.55	5/3/31	3,399	110,909	6,098	198,978
						1,219	39,776
Total		10,311	20,903			21,918	715,184	23,898	779,792
I Reason	2/9/23		8,000	44.94	2/9/33	4,200	137,046	7,000	228,410
	5/2/22	2,455	4,909	33.36	5/2/32	2,416	78,834	6,042	197,150
Total		2,455	12,909			6,616	215,880	13,042	425,560
J. Knoll	2/9/23		10,095	44.94	2/9/33	5,313	173,363	8,855	288,939
						11,550	376,877
Total		0	10,095			16,863	550,240	8,855	288,939
D. Edwards	2/9/23		6,000	44.94	2/9/33	3,152	102,850	5,300	172,939
	2/10/22	1,934	3,866	45.25	2/10/32	1,887	61,573	4,800	156,624
	2/11/21	5,534	2,766	52.79	2/11/31	904	29,498	4,700	153,361
Total		7,468	12,632			5,943	193,920	14,800	482,924
1.
The RSU awards and stock options vest one-third on the eighteenth month, thirtieth month and forty-second month anniversaries of the grant date, except the stock option granted on July 14, 2022 to Mr. Hook vests on the fifth anniversary of the grant date contingent upon meeting specific performance measures.

2.	Option exercise price is the last trading price during regular trading hours per share of common stock on the grant date.
3.	The options terminate 10 years after the grant date.
4.	Market value reflects the closing stock price on the last trading day of the year, December 29, 2023, of $32.63.
5.
PSAs vest on the third anniversary of the grant date subject to the achievement of performance goals. Assumes target performance levels will be met for all performance periods; the actual payout will depend on actual performance, which will be determined following the end of the three-year performance period. See the “Our Executive Compensation Program – Long-Term Incentive (LTI) Equity Compensation” section of the CD&A, as well as the “Fiscal Year 2023 Summary Compensation Table,” for a detailed description of the PSA program, including payout calculations.

Option Exercises and Stock Vested in 2023
The following table provides information on the value realized by each of the NEOs as a result of the exercise of stock options and stock awards that vested during fiscal year 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise[1]	Number of Shares Acquired on Vesting	Value Realized on Vesting[2]
Thomas J. Hook	N/A	N/A	578	26,189
Julie K. Streich	N/A	N/A	2,920	93,045
Ian M. Reason	N/A	N/A	1,209	25,752
Jay B. Knoll	N/A	N/A	N/A	N/A
Dawn N. Edwards	N/A	N/A	2,433	93,538
1.	Amount reflects the difference between the exercise price of the option and the market value at the time of exercise.
2.
For RSUs, the amount reflects the market value of the stock on the day the stock vested. For PSAs, the amount reflects the market value of the stock on the last day of fiscal year 2023 because that was the end of the applicable performance period. The Compensation Committee approved the performance level achieved in early fiscal year 2024.

Pension Benefits at End of Fiscal Year 2023 Table
The table below sets forth information regarding the present value as of December 31, 2023, of the accumulated pension benefits of Ms. Edwards, who was the only NEO who participated in a defined benefit pension plan during fiscal year 2023. The present values were determined using assumptions consistent with those outlined in Note 12 to the Financial Statements of the Company’s Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”).
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Dawn N. Edwards	Consolidated Pension Plan	25.25	$1,366,382	$0
The Consolidated Pension Plan (“CPP”) is a broad-based tax-qualified defined benefit pension plan that provides income after retirement to eligible employees and their beneficiaries. Benefits are determined as a percentage of a participant’s highest five consecutive years of pensionable compensation (which generally includes base salary), and a participant is fully vested after five years of service. The normal retirement age under the plan is the first day of the month following a participant’s 65th birthday, and a participant whose employment terminates before normal or early retirement but who has otherwise met the applicable vesting requirements under the plan is entitled to a deferred vested retirement benefit. The plan was closed to new participants beginning in 2012 and benefits were frozen on December 31, 2023 for all participants.
The normal retirement date under the CPP is the first day of the month following (1) a participant’s 65th birthday or (2) if hired after age 60, the month the participant achieves five years of service. Participants are eligible for early retirement if they have completed 10 years of vesting service and have reached age 55 (effective January 1, 2023, age 54). A participant whose employment terminates before he or she is eligible to retire on account of normal or early retirement but who has otherwise met the vesting requirements of the CPP is entitled to a deferred vested retirement benefit.
The formula for benefit purposes ranges from 0.5% to 2.45% of a participant’s highest five consecutive years of pensionable compensation (which generally includes base salary).
Nonqualified Deferred Compensation in 2023
The following table sets forth information with regard to plans that provide for the deferral of compensation on a basis that is not tax-qualified.
Name	Aggregate Beginning Balance in Last Fiscal Year	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year-End[1]
Thomas J. Hook	$6,913	$0	$27,800	$799	$0	$35,512
Julie K. Streich	$9,271	$0	$7,800	$1,392	$0	$18,463
Ian M. Reason	$0	$0	$5,550	$0	$0	$5,550
Jay B. Knoll	$0	$0	$6,200	$0	$0	$6,200
Dawn N. Edwards	$959,972	$0	$17,293	$153,494	$0	$1,130,759
1.	Prior year Summary Compensation Tables include all contributions and earnings, with the exception of 2021, 2022 and 2023 earnings which are excluded from the Summary Compensation Table.
The Company maintains two plans reflected in the above table: (1) the Retirement Benefit Equalization Plan (Defined Contribution Component) and (2) the Deferred Compensation Plan, which closed to new participants beginning in 2012. Both of these plans involve Company, not participant, contributions.
The Retirement Benefit Equalization Plan (“RBEP”) provides defined contributions on base salary earnings in excess of IRS limits on qualified plans related to the retirement contribution component of the Retirement Savings Plan for eligible salaried employees, including each of our NEOs other than Ms. Edwards, who was eligible instead for the CPP. The Company makes a supplemental annual retirement contribution of 4% of a participant’s eligible earnings as a nonqualified contribution on base salary earnings in excess of IRS limits, which contribution is subject to 5-year graded vesting. Accounts under the defined contribution portion of the RBEP are also increased or decreased based on returns in deemed investments in investment alternatives that generally track the RSP. The benefits under the defined contribution component of the RBEP are generally payable in a lump sum following separation from service.
The Deferred Compensation Plan (“DC Plan”) provides defined contributions on base salary earnings in excess of IRS limits on qualified plans. The Company makes a supplemental annual retirement contribution of 20% of the compensation above the earnings taken into account for tax-qualified plan purposes or another amount determined by the Compensation Committee, and participant’s generally vest upon attaining the age of 55 and 10 years of service. Each participant in the DC Plan determines from the investment options available how his or her fund will be invested. Distributions under the DC Plan generally are made in five installments over a four-year period.
Post Termination and Change In Control Benefits
This section describes the payments that may be made to NEOs upon termination of employment, retirement, death, or disability or in connection with a change in control.
In general, an NEO is entitled to receive the following amounts earned during his/her term of employment regardless of the way an NEO’s employment terminates, except as indicated to the contrary below:
•	Unpaid base salary through the date of termination; and
•	All other benefits under the Company’s compensation and benefit programs that are available to all salaried employees and do not discriminate in scope, terms, or operation in favor of the NEOs.
Payments Upon Retirement or Termination Due to Death or Disability
An NEO is entitled to receive the following benefits upon his/her retirement or due to his/her death or disability, which benefits are broadly available to employees who participate in the applicable plans, in addition to any pension benefits to which he/she is otherwise entitled:
•
Payment of a pro-rata portion of the NEO’s annual incentive award for the performance year in which the retirement, death or disability occurs, based on actual performance, if the termination occurs after November 1 of the applicable performance year;

•	Continued vesting of a pro-rata portion of PSAs, based on employment service during the performance period and actual Company performance, with shares payable at the end of the performance period;
•
In the case of retirement or death, (1) vesting of a pro-rata portion of RSUs, based on employment service during the vesting period, and (2) vesting of a pro-rata portion of stock options, based on employment service during the vesting period, which will remain exercisable for five years (retirement) or one year (death) after the termination date. In the case of disability, unvested RSUs and options will terminate, and vested options will remain exercisable for one year after the termination date; and

•
For Mr. Hook’s options granted in connection with his hiring in 2022, vesting of any unvested options (with the goals deemed fully satisfied such that 100% of the grant will vest), exercisable one year after termination.

For equity awards granted after 2016, “retirement” refers to a termination of employment by an employee who is at least 55 years old and has at least ten years of service.
Payments Upon Involuntary Termination Without Cause
NEOs are entitled to participate in the Executive Separation Pay Plan under which an NEO is entitled to receive the following benefits if he/she is terminated without cause (as defined in the plan) and executes the required release of claims:
•	Salary continuation for a severance period of 12 months, or, for Mr. Hook, for 24 months and pro-rata actual bonus, plus accrued vacation pay;
•	Continued participation in medical, dental, flexible benefit plans and premium payments and benefits under applicable life insurance programs, and
•	Continued vesting under retirement plans for the applicable severance period.

Additionally, NEOs are entitled to the following under applicable equity plans and agreements:
•
Continued vesting of a pro-rata portion of PSAs (to the extent granted at least one year prior to termination), based on employment service during the performance period and actual Company performance, with shares payable at the end of the performance period;

•	Continued exercisability of vested stock options for one year following the termination date; and
•
For Mr. Hook’s options granted in connection with his hiring in 2022, vesting of any unvested options (with the goals deemed fully satisfied such that 100% of the grant will vest), exercisable one year after termination.

Payments Upon a Change in Control
All of our NEOs are eligible for certain severance benefits in connection with a change in control or a separation from service following a change in control under the terms of a severance agreement. Generally, our severance agreements are based on the same form agreement. The term of each severance agreement is one year with an automatic annual extension, or 24 months after a change in control. NEOs must execute a release to obtain the severance benefits under the severance agreement.
In the event of a change in control, NEOs are entitled to a cash payment equal to a prorated target annual bonus for the year in which the change in control occurs which is credited against any annual bonus or incentive award that each NEO is otherwise entitled to receive with respect to such year.
If an NEO is terminated without cause or terminates for good reason (as defined in the plan) within two years following a change in control, an NEO is entitled to the following benefits:
•
An amount equal to two times the most recent base salary and two times the highest of (i) the annualized average bonus for up to three years prior (or such annualized year if applicable) to the (a) separation from service or (b) change in control; or (ii) the target bonus for the year in which the separation from service occurs;

•	Cash payment equal to a prorated target bonus for the year in which the separation from service occurs (less any pro rata bonus previously paid for the same period);
•
Twenty-four months of additional age credit, benefit accruals and vesting credit under the Company’s non-qualified and qualified retirement plans, with the resulting benefits payable either at the times provided by such plans or in an actuarially equivalent lump sum on March 1 of the year following the year in which the date of termination occurs;

•	Twenty-four months of continued financial planning assistance at the Company’s expense;
•
Twenty-four months continued participation in any welfare plans of the Company (including medical, dental, death, disability, and the Company’s executive life insurance plan, if applicable) in which the NEO was participating at the time of termination of employment or change in control; and

•	An additional payment each month during the 24-month period to gross-up the NEO for all taxes due on the medical and dental benefits payable under the severance agreement.
Additionally, NEOs are entitled to the following under applicable equity plans and agreements in connection with a termination without cause or for good reason (as defined in the plan) within two years of the change in control:
•	Immediate vesting of all unvested RSUs;
•
Vesting of PSAs (to the extent granted at least one year prior to termination), based on actual Company performance for full years that have been completed and based on target performance for any remaining years; and

•	Immediate vesting of all uninvested stock options, which will remain exercisable for two years.
Mr. Hook shall be entitled to the following under his one-time make-whole sign-on award of performance-vested stock options in connection with a change in control:
•
In the event a change in control occurs before the vesting date, goals are deemed fully satisfied such that 100% of the grant will vest, provided that if the grant remains outstanding following the change in control or is assumed/replaced, the grant will be subject to service-based vesting until July 14, 2027. If a termination without cause or for good reason occurs within two years after a change in control, then the grant fully vests and will remain exercisable for two years from the termination date or until July 14, 2032, whichever occurs earlier.
•
In the event a change in control occurs after the vesting date, satisfaction of goals is based on actual performance. If a termination without cause or for good reason occurs within two years after a change in control, then the grant will remain exercisable for two years from the termination date or until July 14, 2032, whichever occurs earlier.

For purposes of the severance agreements, “good reason” generally includes a termination by a NEO, subject to an applicable cure period, for certain adverse changes in the NEO’s duties or responsibilities, certain reductions in base salary, certain relocations of the Company’s executive officers or a failure to follow procedures in the event of a termination for “cause.”
If, during the term of the severance agreement following a change in control, the Company disputes that a NEO’s employment has been involuntarily terminated other than for cause or that the NEO terminated employment for good reason, the Company may be obligated under the severance agreement to continue to pay the executive salary, bonus, benefits and perquisites as described above for the balance of the term of the severance agreement, in addition to the payments and benefits described above.
If NEOs become entitled to health, welfare, pension and other benefits of the same type as referred to above during the 24-month period following employment termination, the Company will stop providing these benefits and the NEO may be obligated to repay a portion of any benefits that were previously paid as described above in a lump sum.
Potential Payment Upon Termination or Change In Control
The following table was prepared as though each NEO terminated employment on December 31, 2023, and, in the case of the last two columns, further assumes that a change occurred after December 31, 2023.
	Voluntary Termination[7]	For Cause Termination[8]	Without Cause/Good Reason Termination[9]	Death[10]	Disability[10,11]	Change in Control[12]	Change in Control with Termination[13]	Retirement[14]
T. Hook
Cash Compensation/Severance			$2,432,000	$432,000	$432,000	$568,000	$3,774,406
Additional Retirement Benefits[2]			$0	$0	$0	$0	$59,091
Continuation of Other Benefits[3]			$122,173	$0	$0	$0	$122,173
Stock Options[4]			$2,733,668	$2,733,668	$2,733,668	$0	$2,733,668
Restricted Stock Units[5]			$0	$290,962	$0	$0	$724,386
Performance Share Awards[6]			$0	$721,286	$721,286	$0	$2,169,895
Total	$0	$0	$5,287,841	$4,177,916	$3,886,954	$568,000	$9,583,619	$0
J. Streich
Cash Compensation/Severance			$662,000	$162,000	$162,000	$213,000	$1,168,328
Additional Retirement Benefits[2]			$0	$0	$0	$0	$78,127
Continuation of Other Benefits[3]			$60,857	$0	$0	$0	$106,714
Stock Options[4]			$0	$0	$0	$0	$0
Restricted Stock Units[5]			$0	$277,420	$0	$0	$715,184
Performance Share Awards[6]			$383,631	$484,490	$484,490	$0	$779,792
Total	$0	$0	$1,106,488	$923,910	$646,490	$213,000	$2,848,145	$0
J. Knoll
Cash Compensation/Severance			$569,296	$109,296	$109,296	$143,011	$1,493,956
Additional Retirement Benefits[2]			$0	$0	$0	$0	$27,450
Continuation of Other Benefits[3]			$59,319	$0	$0	$0	$103,637
Stock Options[4]			$0	$0	$0	$0	$0
Restricted Stock Units[5]			$0	$221,036	$0	$0	$550,240
Performance Share Awards[6]			$0	$96,030	$96,030	$0	$288,939
Total	$0	$0	$628,615	$426,362	$205,326	$143,011	$2,464,222	$0
I. Reason
Cash Compensation/Severance			$562,169	$112,169	$112,169	$225,331	$1,583,051
Additional Retirement Benefits[2]			$0	$0	$0	$0	$46,913
Continuation of Other Benefits[3]			$67,861	$0	$0	$0	$120,721
Stock Options[4]			$0	$0	$0	$0	$0
Restricted Stock Units[5]			$0	$99,978	$0	$0	$215,880
Performance Share Awards[6]			$131,205	$207,103	$207,103	$0	$425,560
Total	$0	$0	$761,235	$419,250	$319,272	$225,331	$2,392,125	$0

	Voluntary Termination[7]	For Cause Termination[8]	Without Cause/Good Reason Termination[9]	Death[10]	Disability[10,11]	Change in Control[12]	Change in Control with Termination[13]	Retirement[14]
D. Edwards
Cash Compensation/Severance			$433,160	$83,160	$83,160	$109,340	$1,194,340	$83,160
Additional Retirement Benefits[2]			$0	$0	$0	$0	$52,886	$0
Continuation of Other Benefits[3]			$80,583	$0	$0	$0	$146,165	$0
Stock Options[4]			$0	$0	$0	$0	$0	$0
Restricted Stock Units[5]			$0	$107,875	$0	$0	$197,934	$107,875
Performance Share Awards[6]			$257,646	$315,141	$315,141	$0	$482,924	$315,141
Total	$0	$0	$771,389	$506,176	$398,301	$109,340	$2,074,249	$506,176
1.
The value of equity awards vesting upon a change in control, retirement, death or disability is equal to the grant's intrinsic value as of December 31, 2023 based on the closing market price of $32.63. Equity awards and non-equity incentive plan compensation that were fully vested by their terms as of December 31, 2023 are not included in the numbers shown above. For information on any outstanding fully-vested awards, see the “Outstanding Equity Awards at Fiscal Year End Table.”

2.
The value of these benefits is based upon provisions of the change in control severance agreements with our NEOs whereby the executives are entitled to the value of additional retirement benefits that would have been earned had they continued employment for two additional years after employment termination.

3.
The value of these benefits is based upon the Executive Separation Pay Plan and the change in control severance agreements with our NEOs whereby the executives are entitled to continued participation in the Company’s welfare and fringe benefit plans for 12 or 24 months upon covered terminations of employment, and continuation of premium payments and benefits under the SEELIP, ELIP or EGTLIP as applicable. Although continued participation may cease to the extent the NEO subsequently has coverage elsewhere, the numbers set forth in the table above reflect an estimate of coverage for the maximum applicable time period.

4.
Amounts reflect the difference between the exercise price of the options underlying the awards and the closing market price of $32.63 as of December 31, 2023. Options with an exercise price greater than $32.63 are shown as $0. Equity awards that were fully vested by their terms as of December 31, 2023 are not included in the numbers shown above. Calculation assumes that options are exercised immediately, although severance agreements allow 2 years to exercise following a Change in Control and qualified termination, 1 year in the case of death or disability and 5 years in the case of retirement. The amounts shown for Mr. Hook reflect the specific terms of his option grant upon employment dated July 14, 2022. For information on any outstanding fully-vested awards, see the “Outstanding Equity Awards at Fiscal Year End” Table.

5.
Amounts reflect the market value of the shares underlying the awards as of December 31, 2023 at the closing market price of $32.63 and do not include any value for that portion of the award with respect to which the participants accrued a vested interest by or on December 31, 2023. For information on any outstanding fully-vested awards, see the “Outstanding Equity Awards at Fiscal Year End” Table.

6.
Amounts reflect the market value of the shares underlying the awards as of December 31, 2023 at the closing market price of $32.63 and assume target level performance and do not include any value for that portion of the award with respect to which the participants accrued a vested interest by or on December 31, 2023. A change in control event with continued employment does not trigger any modifications related to performance share awards.

7.	No additional payment is due under the Annual Incentive Plans for the Cash Compensation/Severance row of the table; participants must be employed on the date of payment to receive an award.
8.
The Executive Separation Pay Plan stipulates no separation benefits are due if the executive is terminated for misconduct. Under the Annual Incentive Plans, the officer generally must be employed on the date of payment to receive an award. A retirement-eligible officer also gets no bonus under the Annual Incentive Plans if terminated for Cause.

9.
The amount in the Cash Compensation/Severance row of the table equals one year's salary (or two years' salary for Hook) and includes a pro-rated award under the Annual Incentive Plans for all executives. Under the Annual Incentive Plans, an executive terminated other than for cause after November 1, 2023 is entitled to a pro-rated payout based on actual performance. For Without Cause/Good Reason Termination, performance shares granted over a year prior to the termination date are pro-rated at target.

10.
No additional salary is due upon death or disability, but, under the Annual Incentive Plans, the participant would be entitled to a pro-rated award for a death or disability on December 31, 2023. Participants' beneficiaries would also be entitled to life insurance benefits as well as certain pension plan death benefits not shown on this table. Prorated equity awards vest at date of death for awards granted on or after January 1, 2016. Proration is based on days worked in performance period and target performance is assumed for performance shares. Proration is based on days worked since grant date for other equity awards.

11.
Participants would be able to receive short-term disability and long-term disability payments available to all salaried employees for which amounts are not shown in the table above. Participants would also accrue service under some of the pension plans during a period of disability. Equity awards granted on or after January 1, 2016 (other than performance shares) are subject to continued vesting upon the occurrence, and continuation, of a qualifying disability event. No incremental value is shown for disability because vesting does not accelerate upon termination for disability. For information on any outstanding fully-vested awards, see the Outstanding Equity Awards at Fiscal Year End Table.

12.
Upon a change in control event with continued employment, executives are entitled to a pro-rated target bonus. The table reflects a December 31, 2023 change in control event. Since a portion of the 2023 bonus is earned as of December 31, 2023, the Cash Compensation/Severance row includes the excess (if any) of the full-year target bonus over the amount actually awarded for the year. A change in control event with continued employment does not trigger any modifications related to performance share awards. No modifications are reflected for restricted stock units under the assumption that a hypothetical successor corporation assumes the awards.

13.
Executives are entitled to two years salary and a pro-rated target bonus upon a change in control and qualifying termination. The table reflects a December 31, 2023 event. Since a portion of the 2023 bonus is earned as of December 31, 2023, the Cash Compensation/Severance row includes the excess (if any) of the pro-rated target bonus over the amount actually earned for the year. Agreements separately provide for a bonus component of the severance benefit. For all NEOs, this is based on a 2x multiple of a 3-year average bonus or the target bonus if target is more favorable, for post-change in control termination. No reductions to the 2023 amounts were necessary for Ms. Edwards, as none of their calculated amounts were in excess of the largest allowable after-tax payments - the severance benefits shown for Mr. Hook, Ms. Streich, Mr. Knoll and Mr. Reason for a post-change in control termination, however, have been reduced by $793,594, $794,672, $185,044 and $217,280 respectively to the largest after-tax payment. Unvested stock options and restricted stock awards will immediately vest. Vesting of performance shares based on actual performance will occur for full years that have been completed and based on target for any remaining period.
14.
Equity awards allow for retirement treatment if an executive terminates employment at or after attaining age 55 with at least 10 years of service (for awards granted during or after 2016). Proration is based on days worked in performance period for performance shares and days worked since grant date for other equity awards. Retirement-eligible employees are also entitled to a pro-rated payout under the Annual Incentive Plans. Ms. Edwards is the only executive that was retirement eligible as of December 31, 2023.

2023 CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the ratio of the annual total compensation, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (the “Annual Total Compensation”) of our median employee and the Annual Total Compensation of our CEO. For 2023, our last completed fiscal year:
•	the median of the Annual Total Compensation of all of our employees (other than our CEO) was $60,182; and
•	the Annual Total Compensation of our CEO was $7,305,338.
The Annual Total Compensation of our CEO shown above reflects the compensation reported for Mr. Hook for 2023 in the “Fiscal Year 2023 Summary Compensation Table” included in this proxy statement.
The ratio of our CEO’s Annual Total Compensation to the median employee’s Annual Total Compensation was 121 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s Annual Total Compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Information about how we selected the median employee for 2023 is below:
For 2023, to identify the median employee of our workforce, we used the following methodology and material assumptions and estimates:
As of October 1, 2023, the date we selected to identify the median employee, our employee population consisted of approximately 5,100 individuals. We selected base salary/wages and overtime pay, plus actual annual cash incentive compensation (annual bonus) paid through October 1, 2023 as the compensation measure. We annualized the compensation of employees to cover the full calendar year, and also annualized pay for new hires in 2023.
Using the median employee, we then calculated that employee’s compensation for 2023 under Item 402(c)(2)(x) of Regulation S-K, resulting in the Annual Total Compensation shown above.

Pay Versus Performance
Overview
The following tables set forth information concerning the compensation of each of the individuals who served as CEO (referred to as “PEOs”) and the average compensation of our other NEOs for each of the fiscal years ended December 31, 2020, 2021, 2022 and 2023, and certain measures of our financial performance for each such fiscal year under the SEC’s “Pay Versus Performance” disclosure requirements. We include compensation information for three PEOs due to a CEO transition in 2022.
					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income in 000s	Diluted EPS (As Certified by CMDC4)
2023[1]	N/A1	N/A1	$1,813,129	$1,169,528	$67.52	$133.39	$15,996	$2.14
2022[1]	$8,529,992[1]	$(893,908)[1]	$1,189,891	$807,951	$68.93	$120.10	$13,479	$2.14
2021[1]	10,496,468[1]	5,800,005[1]	1,680,342	1,385,659	77.29	139.96	99,873	1.98
2020[1]	8,154,857[1]	(1,042,574)[1]	1,404,319	151,316	83.20	115.42	63,375	1.70
2023[2]	$7,305,338[2]	$(2,373,560)[2]	$1,813,129	$1,169,528	$67.52	$133.39	$15,996	$2.14
2022[2]	12,861,436[2]	22,756,266[2]	1,189,891	807,951	68.93	120.10	13,479	2.14
2021[2]	N/A2	N/A2	1,680,342	1,385,659	77.29	139.96	99,873	1.98
2020[2]	N/A2	N/A2	1,404,319	151,316	83.20	115.42	63,375	1.70
2023[3]	N/A3	N/A3	$1,813,129	$1,169,528	$67.52	$133.39	$15,996	$2.14
2022[3]	1,586,410[3]	1,365,508[3]	1,189,891	807,951	68.93	120.10	13,479	2.14
2021[3]	N/A3	N/A3	1,680,342	1,385,659	77.29	139.96	99,873	1.98
2020[3]	N/A3	N/A3	1,404,319	151,316	83.20	115.42	63,375	1.70
1.	Represents PEO information for Patrick J. Dempsey, PEO during 2020-2022.
2.	Represents PEO information for Thomas J. Hook, PEO during 2022-current.
3.	Represents PEO information for Julie K. Streich, PEO during 2022.
4.	“CMDC” represents the Compensation and Management Development Committee.
Reconciliation to Summary Compensation Table
The SEC disclosure rules require us to compare compensation actually paid (“CAP”) to company performance. Each year’s CAP calculations start with the total compensation values reported in our “Fiscal Year 2023 Summary Compensation Table” on page 40, with equity and pension values adjusted as set forth in the tables below in accordance with the rule. The dollar amounts do not necessarily reflect the actual amount of compensation earned by or paid to our PEOs and our other NEOs. For detailed information regarding our compensation philosophy and implementation for fiscal year 2023, see “Compensation Discussion and Analysis,” on page 27.
Detail of CAP to our 2023 PEO is as follows:
Year	Summary Compensation Table Total	Exclusion of Current Year Stock Awards and Option Awards at Grant Date Fair Value	Inclusion of Changes in Equity Fair Values	Exclusion of Change in Pension Value and Nonqualified Deferred Compensation Earnings	Inclusion of Pension Service Cost Attributable to Current Year Service	Compensation Actually Paid under SEC Disclosure Requirements
2023	$7,305,338	$(5,803,188)	$(3,875,710)	$0	$0	$(2,373,560)

The equity values included in the “Inclusion of Changes in Equity Fair Values” column above are comprised of the following:
Year	Year-End Fair Value of Equity Awards Granted During the Year Unvested at Year End	Change in Fair Value of Awards Granted in Prior Year from Prior Year End to Current Year End of Unvested Awards	Vesting-Date Fair Value of Equity Awards Granted in Current Year Vested During the Year	Change in Fair Value from End of Prior Year to Vesting Date of Unvested Equity Awards that Vested in Current Year	Fair Value at Prior Year- End of Equity Awards Forfeited in Current Year	Value of Dividends or Other Earnings on Equity Awards Not Otherwise Included	Inclusion of Changes in Equity Fair Values (Total)
2023	$3,565,540	$(7,455,458)	$0	$0	$0	$14,208	$(3,875,710)
Detail of Average CAP to our 2023 Non-PEO NEOs:
Year	Average Summary Compensation Table Total	Exclusion of Current Year Stock Awards and Option Awards at Average of Grant Date Fair Value	Inclusion of Average of Changes in Equity Fair Values	Average Change in Pension Value and Nonqualified Deferred Compensation Earnings	Inclusion of Average Pension Service Cost Attributable to Current Year Service	Average Compensation Actually Paid under SEC Disclosure Requirements
2023	$1,813,129	$(1,042,532)	$354,225	$102,460	$(57,754)	$1,169,528
The equity values included in the “Inclusion of Changes in Equity Fair Values” column above are comprised of the following:
Year	Average Year- End Fair Value of Equity Awards Granted During the Year Unvested at Year End	Average Change in Fair Value of Awards Granted in Prior Year from Prior Year End to Current Year End of Unvested Awards	Average Vesting-Date Fair Value of Equity Awards Granted in Current Year Vested During the Year	Average Change in Fair Value from End of Prior Year to Vesting Date of Unvested Equity Awards that Vested in Current Year	Average Fair Value at Prior Year- End of Equity Awards Forfeited in Current Year	Average Value of Dividends or Other Earnings on Equity Awards Not Otherwise Included	Inclusion of Average Changes in Equity Fair Values (Total)
2023	$678,131	$(300,039)	$0	$(32,261)	$0	$8,394	$354,225
Valuations and other assumptions reflected in the adjustments shown in the preceding tables, as well as explanations of elements included in the table first following the “Overview” heading, are as follows:
•
Non-PEO NEOs are as follows: 2023: Julie Streich, Ian Reason, Dawn Edwards and Jay Knoll; 2022: Stephen Moule, Ian Reason, Patrick Hurley, and Dawn Edwards; 2021: Julie Streich, Stephen Moule, Michael Beck, Patrick Hurley, and Marian Acker; and 2020: Christopher Stephens, Stephen Moule, Michael Beck, and Patrick Hurley.

•
Diluted EPS, as certified by the CMDC is our Company-Selected Measure, which is based on reported Diluted EPS, excluding the impact of certain items pursuant to the terms of the annual cash incentive program. The method of calculating diluted EPS, as certified by the CMDC, from our audited financial statements is set forth on page 34. The SEC rules require us to include in the table a company-selected performance measure, for which we chose Diluted EPS, as certified. We chose Diluted EPS because in our assessment it is the most important financial performance measure used to link PEO and NEO CAP to company performance for the most recently completed fiscal year.

•
The values of RSUs granted in the covered fiscal year that are outstanding and unvested at the end of the year are based on the stock price at the end of the year. The values of RSUs granted in prior years that are outstanding and unvested at the end of the year are based on the change in fair value as of the end of the covered year (from the end of the prior year) based on the stock price at the end of each year. The values of RSUs that vested in the covered year are based on the change in fair value as of the vesting date (from the end of the prior year) based on the stock price at the vesting date and at the end of the prior year respectively. Dividends paid on RSUs are included when paid.
•
The values of performance stock options granted in the covered fiscal year that are outstanding and unvested at the end of the year are based on the fair value at the end of the year determined based on a Monte Carlo valuation model.

•
The values of service-based stock options granted in the covered fiscal year that are outstanding and unvested at the end of the year are based on the fair value at the end of the year determined based on a binomial lattice pricing model. The values of options granted in prior years that are outstanding and unvested at the end of the year are based on the change in fair value as of the end of the covered year (from the end of the prior year) based on the fair values at the end of each year determined based on a binomial lattice pricing model. The values of options that vested in the covered year are based on the change in fair value as of the vesting date (from the end of the prior year) based on the fair value at the vesting date and at the end of the prior year respectively each determined based on a binomial lattice pricing model.

•
The values of PSAs granted in the covered fiscal year that are outstanding and unvested at the end of the year are based on the fair value at the end of the year. Fair value of the performance-based portion of the awards was determined based on the stock price at the end of the year adjusted for the probability assessment of achieving targets. Fair value of the market-based portion of the awards was determined based on a Monte Carlo valuation method as of at year end. The values of PSAs granted in prior years that are outstanding and unvested at the end of the year are based on the change in fair value as of the end of the covered year (from the end of the prior year) based on the fair values at the end of each year, for which the performance based portion of the awards was determined based the stock price at the end of the year adjusted for the probability assessment of achieving targets and the market based portion of the awards was determined based on a Monte Carlo valuation method. At the end of the performance period, the performance-based portion of the awards is based on the stock price at the end of the year, plus dividends over the performance period adjusted for the probability assessment of achieving targets. The values of PSAs that vested in the covered year are based on the change in fair value as of the vesting date (from the end of the prior year) based on the fair value at the vesting date and at the end of the prior year. The value at the vesting date is based on the number of units earned and the stock price on the vesting date. Dividends for the related three-year performance period are included when the payout is made in the year immediately following the three-year performance period.

•	The value of forfeitures reflects the fair value at the prior year end of equity awards forfeited in the current year.
•	The valuation assumptions used to calculate the fair values of awards did not differ materially from those disclosed at the time of grant.
•
Also shown is our cumulative TSR performance compared to our peer group for the covered years, assuming a $100 investment in our common stock on December 31, 2019. We selected the S&P Composite 1500 Industrial Machinery (Sub-Industry) Index as our peer group because its market-cap weighted constituents are most-representative of our lines of business. Further shown is our GAAP net income performance and our Diluted EPS performance (as certified by the CMDC) for each covered fiscal year.

CAP vs. Performance
The following narrative (i) describes the relationship between compensation actually paid to our PEOs and the average of compensation actually paid to our other NEOs and the performance measures disclosed in the PVP table (i.e., our TSR, GAAP-Net Income and Diluted EPS) and (ii) compares our TSR and our peer group TSR.
•
Relationship between our TSR and CAP. The compensation actually paid to our PEO and the average of the compensation actually paid to our other NEOs did not directly correlate with changes in our TSR over the covered fiscal years.

•
Relationship between our Net Income and CAP. The compensation actually paid to our PEO and the average of the compensation actually paid to our other NEOs did not directly correlate with changes in our Net Income over the covered fiscal years.

•
Relationship between our Diluted EPS and CAP. The compensation actually paid to our PEO and the average of the compensation actually paid to our other NEOs did not directly correlate to changes in our Diluted EPS over the covered fiscal years.

The CAP determination for Mr. Hook (who was appointed PEO in July 2022) was impacted by the one-time “make whole” grant he received upon his commencement of employment (for additional details on Mr. Hook’s make whole grant, see “Executive Compensation – Compensation Discussion and Analysis – Our Executive Compensation Program – Additional Compensation Awards,” on page 37).
Other Financial Measures
The following table lists the most important financial performance measures used by the Company to link compensation actually paid to our NEOs to Company performance:
Most Important Performance Measures for 2023	Description
Diluted EPS, as certified	Reported Diluted EPS, excluding the impact of certain items pursuant to the terms of the annual cash incentive program.
Revenue Growth	Revenue reflects Net Sales, as reported
Operating Margin	Operating Margin reflects Operating Income as a percentage of Net Sales
Days Working Capital	DWC reflects average accounts receivable plus inventory less accounts payable measured in days relative to Net Sales and Cost of Sales
EBITDA Growth	EBITDA reflects Net Income before Interest expense, Income Taxes and Depreciation and Amortization
ROIC	Return on Invested Capital reflects the ratio of Net Income and total average invested capital

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth information regarding securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2023:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column a)
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders:
Barnes Group Inc. Stock and Incentive Award Plan (2023 Plan)	2,548,590	37.66	3,717,399
Employee Stock Purchase Plan (ESPP)	—	—	222,041
Non-Employee Director Deferred Stock Plan, As Further Amended	24,000	—	—
Total	2,572,590		3,939,440
1.	Included in this amount are 397,981 shares reserved for RSU awards, 241,502 shares reserved for PSAs assuming target performance, and 4,061 shares reserved for PSAs assuming below target performance.
2.	Weighted-average exercise price excludes 643,544 shares for restricted stock awards with a zero exercise price.
3.
The 2023 Plan was adopted by our stockholders on May 5, 2023, replacing the 2014 Plan, and allows for stock options and stock appreciation rights to be issued at a ratio of 1:1 and other types of incentive awards at a ratio of 1.9:1.

STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners
The individuals and institutions set forth below are the only persons known by us to be beneficial owners of more than 5% of the outstanding shares of common stock as of March 5, 2024:
	Common Stock	Percent of Common Stock	Sole voting power	Shared voting power	Sole Investment power	Shared Investment power
BlackRock Inc.	8,008,394	15.80%	7,907,033	None	8,008,394	None
The Vanguard Group Inc.	5,483,184	10.82%	None	32,220	5,405,903	77,281
Dimensional Fund Advisors LP	3,422,459	6.75%	3,368,343	None	3,422,459	None
Irenic Capital Management LP	2,572,142	5.07%	2,572,142	None	2,572,142	None
The foregoing information (other than the percentages included in the “Percent of Common Stock” column, which have been calculated based on the 50,696,516 shares of common stock outstanding as of March 5, 2024) is based solely on Schedules 13G/A and 13D/A filed by the following stockholders on the dates indicated:
•	Schedule 13G/A filed by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, with the SEC on January 22, 2024;
•	Schedule 13G/A filed by The Vanguard Group Inc., 100 Vanguard Blvd., Malvern, PA 19355, with the SEC on February 13, 2024;
•	Schedule 13G/A filed by Dimensional Fund Advisors LP, 6300 Bee Cave Road, Building One, Austin, TX 78746, with the SEC on February 9, 2024; and
•	Schedule 13D/A filed by Irenic Capital Management LP, 767 Fifth Avenue, New York, New York, 10153, with the SEC on March 7, 2024.

Security Ownership of Directors and Executive Officers
As of March 5, 2024, each of our directors and NEOs and all directors and executive officers as a group beneficially owned the number of shares of common stock shown below. The number of shares reported as beneficially owned has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The percentages included in the “Percent of Common Stock” column are calculated based on the 50,696,516 shares of common stock outstanding as of March 5, 2024.
	Amount and Nature of Beneficial Ownership[1]	Percent of Common Stock
DIRECTORS:
Thomas O. Barnes	500,402	0.99%
Elijah K. Barnes	677,125	1.34%
Jakki L. Haussler	5,911	0.01%
Richard J. Hipple	17,548	0.03%
Daphne E. Jones	9,404	0.02%
Adam J. Katz	2,572,142	5.07%
Neal J. Keating	6,872	0.01%
Mylle H. Mangum	25,394	0.05%
Hans-Peter Männer	465,176	0.92%
Anthony V. Nicolosi	13,110	0.03%
JoAnna L. Sohovich	20,288	0.04%
Director Total	4,313,372	8.51%
NAMED EXECUTIVE OFFICERS:
Thomas J. Hook	200,390	0.40%
Julie K. Streich	21,213	0.04%
Ian M. Reason	3,416	0.01%
Jay B. Knoll	4,500	0.01%
Dawn N. Edwards	101,451	0.20%
Named Executive Officer Total	330,970	0.66%
All Directors & All Executive Officers as a group (17)	4,705,254	9.29%
1.	The named person or group has sole voting and investment powers with respect to the shares listed in this column, except as set forth below.
Mr. T. Barnes has sole voting power with respect to 500,402 shares; sole investment power with respect to 353,854 shares, and shared investment power with respect to 146,548 shares. Of the shares of common stock owned by Mr. T. Barnes, 100,000 shares are pledged.
Mr. Katz currently serves as the Managing Member of Irenic Capital Management GP, LLC, the general partner of Irenic Capital Management LP, and the Chief Investment Officer of Irenic Capital Management LP, which, as disclosed in the table above, is one of our primary stockholders. Mr. Katz does not share voting or investment power over the shares held by Irenic Capital Management LP.
The shares listed for Mr. Reason, Mmes. Streich and Edwards, and all directors and executive officers as a group include 2,455; 10,311; and 7,468 shares, respectively, which they have the right to acquire within 60 days after March 5, 2024.
The shares listed for Ms. Edwards and all executive officers as a group include 19,441 and 27,484 shares, respectively, over which they have shared investment power. These shares are held under the Company’s Retirement Savings Plan.
The shares listed for Mr. T. Barnes and Ms. Mangum include 12,000 shares that each of them has the right to receive under the Non-Employee Director Deferred Stock Plan described in “Director Compensation Program” on page 25.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.
Based solely on a review of the reports filed with the SEC, or written representations from our directors and executive officers, we believe that during 2023, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with on a timely basis except that a Form 4 on behalf of Ms. Mangum reporting one transaction was filed late on September 25, 2023 and a Form 4 on behalf of each of Mr. E. Barnes and Mr. T. Barnes each reporting one transaction was filed late on March 2, 2023.

ADDITIONAL GOVERNANCE INFORMATION
Hedging and Pledging
The Company’s securities law compliance policy prohibits our directors and employees, including all executive officers, from engaging in any hedging or non-monetized transactions, including zero-cost collars and forward sales contracts, involving the Company’s securities. Without limiting the generality of the prohibition on hedging, the policy also specifically prohibits individuals who are subject to Section 16 of the Exchange Act, including all directors and executive officers, from engaging in short sales involving the Company’s securities.
The Company prohibits all directors, executive officers and other employees subject to the Company’s stock ownership requirements from pledging or margin call arrangements involving the Company’s securities that are held to meet the Company’s stock ownership requirements. Such individuals are permitted to enter into pledging or margin call arrangements with respect to Company securities that are not held to satisfy the Company’s stock ownership requirements, only if the arrangement is pre-approved by the Corporate Governance Committee and certain other conditions are met. In addition, any such individual engaged in a pledge or margin call arrangement must provide an annual certification to the Corporate Governance Committee that the individual is in compliance with the policy. None of our NEOs has pledged Company securities or has Company securities subject to a margin call arrangement.
Related Person Transactions
The Company has a written policy regarding related person transactions. All related person transactions are to be in the best interests of the Company and its stockholders and, unless different terms are specifically approved by the Corporate Governance Committee, must be on terms that are no less favorable to the Company than would be obtained in a similar transaction with an unaffiliated third party under the same or similar circumstances. In considering a proposed related-person transaction, the Corporate Governance Committee may consider all of the relevant available facts and circumstances including, but not limited to:
•	the extent of the related person’s interest in the transaction;
•	whether the transaction would create an actual or apparent conflict of interest;
•	the availability of other sources or comparable products or services, if applicable;
•	whether the item is generally available to substantially all employees, if applicable;
•	the benefit to the Company; and
•	the aggregate value of the transaction.
Our General Counsel is responsible for reviewing all related person transactions and taking all reasonable steps to ensure that all “material” related person transactions (those required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC) are presented to the Corporate Governance Committee for pre-approval or ratification in its discretion. Each director and executive officer is responsible for promptly notifying our General Counsel of any related person transaction in which such director or executive officer may be directly or indirectly involved as soon he or she becomes aware of a possible transaction. For related person transactions that are not material, our General Counsel is to determine whether the transaction is in compliance with the policy. If a non-material related person transaction involves the General Counsel, the Chief Financial Officer assumes the responsibilities of the General Counsel with respect to the policy.
Adam J. Katz, a current member of the Board, is the co-founder and Chief Investment Officer of Irenic Capital Management LP. On March 5, 2024, Barnes entered into the Cooperation Agreement (as defined above) with Irenic (as defined above), a stockholder that beneficially owns approximately 5.1% of our common stock, pursuant to which, among other things, Barnes agreed to appoint Mr. Katz to the Board effective March 5, 2024 and nominate Mr. Katz for election at the 2024 Annual Meeting. Pursuant to the Cooperation Agreement, Mr. Katz was appointed to the Board and to the Corporate Governance Committee of the Board, effective as of March 5, 2024. Additionally, pursuant to the Cooperation Agreement, Barnes has agreed to reimburse Irenic for its reasonable and documented out-of-pocket fees, costs and expenses, not to exceed $250,000, incurred by Irenic in connection with Irenic’s involvement at Barnes through the date of the Cooperation Agreement. In addition, pursuant to the Cooperation Agreement, Barnes has entered into a consulting agreement, effective as of March 5, 2024, to engage Larry Lawson, former Chief Executive Officer of Spirit AeroSystems Holdings, Inc., to serve as a special advisor to the Board and Barnes’ senior management team. Mr. Lawson has provided consulting services to Irenic Capital Management, LP since July 2022. Except pursuant to the Cooperation Agreement and in connection with Mr. Katz’s appointment to the Board and the consulting agreement with Mr. Lawson, there have been no transactions or arrangements between Barnes and any of the Irenic parties.
Additional information pertaining to the Cooperation Agreement between Barnes and Irenic can be found in “Arrangements or Understandings Regarding Service as a Director” on page 24. In addition, a summary of the Cooperation Agreement is included in the Form 8-K filed with the SEC on March 5, 2024, with the full Cooperation Agreement filed as an exhibit to the Form 8-K.
Stockholder Proposals
A stockholder who intends to present a proposal for action at our 2025 Annual Meeting of Stockholders and who desires that such proposal be included in our proxy materials pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at our principal executive offices at Barnes Group Inc., 123 Main Street, Bristol, Connecticut 06010, directed to the attention of our Secretary, no later than November 29, 2024.
A stockholder who otherwise intends to present a proposal, other than a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act, or to nominate a director at our 2025 Annual Meeting of Stockholders must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that such a proposal or nomination may be made only by a stockholder of record as of the date notice of such proposal or nomination is given and as of the date for determination of stockholders entitled to vote at such meeting. To be timely, a stockholder’s notice to the Secretary must be delivered to, or mailed and received at, the address above between December 4, 2024 and January 3, 2025. The notice must contain, among other things, the name and address of the stockholder, a brief description of the business desired to be brought before the 2025 Annual Meeting, the reasons for conducting the business at the 2025 Annual Meeting and the stockholder’s ownership of the Company’s capital stock. In addition to satisfying the requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

ANNUAL MEETING INFORMATION
How to Attend the Live Audio Webcast of the 2024 Annual Meeting
To be admitted to the live audio webcast of the 2024 Annual Meeting, visit the virtual meeting website at www.virtualshareholdermeeting.com/B2024 and enter the control number found on your proxy card, or voting instruction form. If you are a beneficial stockholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number. If you do not have your control number, you may attend the 2024 Annual Meeting as a guest (non-stockholder). As a guest, you will not have the option to vote your shares at the 2024 Annual Meeting.
Who Can Vote
Only stockholders of record at the close of business on the Record Date, which is March 14, 2024, will be entitled to vote at the 2024 Annual Meeting. As of the Record Date, the Company had 50,696,714 outstanding shares of common stock, par value $.01 per share, each of which is entitled to one vote.
Voting Your Shares
Stockholders of record as of the Record Date may vote in the following ways:
•
By Internet: Transmit your voting instructions online up until 11:59 p.m. ET the day prior to the 2024 Annual Meeting by visiting www.proxyvote.com or scanning the QR Barcode on the proxy card you received. You will need the control number included on your proxy card.

•
By Telephone: You may vote up until 11:59 p.m. ET the day prior to the 2024 Annual Meeting by calling toll free 1-800-690-6903 and following the instructions. You will need the control number included on your proxy card.

•
By Mail: To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

At the Annual Meeting: Stockholders who attend the 2024 Annual Meeting may vote either in person or by attending the meeting virtually and voting electronically at the 2024 Annual Meeting. To vote electronically during the 2024 Annual Meeting, you will need to visit the virtual meeting website at www.virtualshareholdermeeting.com/B2024 and enter the control number found on your proxy card, or voting instruction form. Once admitted to the live audio webcast of the 2024 Annual Meeting, you may vote (and/or submit questions) by following the instructions on the virtual meeting website. If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.
If you are a participant in the Barnes Group Inc. Retirement Savings Plan, you must provide the Trustee of the plan with your voting instructions in advance of the meeting. You may do so by returning your voting instructions by mail, or submitting them by telephone or electronically, using the Internet. You cannot vote your shares in person at the 2024 Annual Meeting; the Trustee is the only one who can vote your shares. The Trustee will vote your shares as you have instructed. Except as otherwise required by law, if the Trustee does not receive your instructions, the Trustee will vote your shares in the same proportion on each issue as it votes those shares for which it has received voting instructions. To allow sufficient time for voting by the trustee, the Trustee must receive your voting instructions by 11:59 P.M. E.T. on April 30, 2024.
Revocation Of Proxy
A stockholder who executes and delivers a proxy may revoke it at any time before it is exercised by voting in person or virtually by live audio webcast at the 2024 Annual Meeting, by delivering a subsequent proxy, by notifying the inspectors of the election live by audio webcast or in writing or, if previous instructions were given through the Internet or by telephone, by providing new instructions by the same means.
Broker Non-votes
A broker non-vote occurs when a stockholder who holds his or her shares through a bank or brokerage firm does not instruct that bank or brokerage firm how to vote the shares and, as a result, the broker is prevented from voting the shares held in the stockholder’s account on certain proposals. Under applicable NYSE rules, if you hold your shares through a bank or brokerage firm and your broker delivers the Notice of Internet Availability or the printed proxy materials to you, the broker has discretion to vote on “routine” matters only. Of the matters to be voted on as described in this proxy statement, only the ratification of the selection of our independent registered public accounting firm is considered “routine” and therefore eligible to be voted on by your bank or brokerage firm without instructions from you.
Voting Standards and Board Recommendations
Proposal	Voting Standard	Broker Non- Votes	Abstentions	Board Vote Recommendation
1. To elect ten directors.	Affirmative vote of a majority of shares of all votes cast. Proxies may not be voted for more than the number of nominees named by the Board.	No Effect	No Effect	FOR each of the nominees
2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024.	Affirmative vote of a majority of shares of Common stock represented in person or virtually, by live audio webcast, or by proxy and entitled to vote on the matter.	N/A	Will Act as Vote Against	FOR
3. To approve, on a non-binding advisory basis, the compensation paid to our named executive officers.	Affirmative vote of a majority of shares of common stock represented in person or virtually, by live audio webcast, or by proxy and entitled to vote on the matter.	No Effect	Will Act as Vote Against	FOR
Quorum
The holders of a majority of the outstanding shares of common stock entitled to vote at the 2024 Annual Meeting must be present in person or virtually by live audio webcast or represented by proxy at the 2024 Annual Meeting to have a quorum to transact business at the meeting. Shares represented at the meeting by proxies including abstentions and broker non-votes are treated as present at the meeting for purposes of determining a quorum. Shares owned by the Company are not considered outstanding or considered to be present at the 2024 Annual Meeting. If there is not a quorum at the 2024 Annual Meeting, either the chairperson of the 2024 Annual Meeting or our stockholders entitled to vote at the 2024 Annual Meeting may adjourn the 2024 Annual Meeting.
Delivery of Proxy Materials
Stockholders may request to receive, at no charge, printed proxy materials by mail for this and/or future meetings by sending a request to Legal Services, Barnes Group Inc., 123 Main Street, Bristol, Connecticut 06010 or by calling the Investor Relations department at (800) 877-8803. Stockholders may request to receive proxy materials electronically by e-mail on an ongoing basis by going to www.proxyvote.com, entering your control number, and selecting “Sign up for E-delivery”. A request to receive proxy materials in printed form by mail or by e-mail will remain in effect until such time as the submitting stockholder elects to terminate it.
Householding Of 2024 Annual Meeting Materials
Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and the 2023 Annual Report may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report for other stockholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee.

Upon written or oral request to Legal Services, Barnes Group Inc., 123 Main Street, Bristol, Connecticut 06010, or via telephone to the Investor Relations department at (800) 877-8803, we will promptly provide separate copies of the 2023 Annual Report and/or this proxy statement. Stockholders sharing an address who are receiving multiple copies of this proxy statement and/or the 2023 Annual Report and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.
Other Matters
The Board does not know of any matters to be presented for consideration at the meeting other than the matters described in Proposals 1, 2, and 3 of this proxy statement and the Notice of 2024 Annual Meeting. However, if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment. All shares represented by the accompanying proxy, if the proxy is given before the meeting, will be voted in the manner specified therein.
Proxy Solicitation Information
Proxies will be solicited on behalf of the Board by mail and other electronic means or in person, and we will pay the solicitation costs. We will also request brokers, banks, and other nominees to forward proxy cards and proxy materials to the beneficial owners of its shares held of record by such persons. We will, upon request, reimburse brokers, banks, and other nominees for their related reasonable expenses.

FORWARD-LOOKING STATEMENTS
The information covered by this proxy statement may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding our ESG goals, commitments, and strategies. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. In addition, we have based some of these forward-looking statements on assumptions about future events that may prove to be inaccurate. A detailed discussion of these risks, uncertainties, and other potential factors that could affect our business and performance and cause actual results or outcomes to differ materially from the results, performance or achievements addressed in our forward- looking statements is included in our other filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update its forward-looking statements, which speak as of their respective dates, whether as a result of new information, future events, or otherwise.

BARNES™

Corporate Office
123 Main Street
Bristol, CT 06010-6376
USA
onebarnes.com

BARNES™

123 MAIN STREET
BRISTOL, CT 06010

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The 2024 Annual Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day prior to the 2024 Annual Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The 2024 Annual Meeting - Go to **www.virtualshareholdermeeting.com/B2024**

If you choose to attend the 2024 Annual Meeting virtually via the live audio webcast, you may vote virtually. Have the information that is printed in the box marked by the arrow available and follow the instructions on the website.

VOTE BY TELEPHONE - 1-800-690-6903
To transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to the 2024 Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V34368-P07611-Z87123 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BARNES GROUP INC.

VOTE ON DIRECTORS

The Board of Directors recommends you vote FOR all of the following director nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Richard J. Hipple	☐	☐	☐
1b. Elijah K. Barnes	☐	☐	☐
1c. Jakki L. Haussler	☐	☐	☐
1d. Thomas J. Hook	☐	☐	☐
1e. Daphne E. Jones	☐	☐	☐
1f. Adam J. Katz	☐	☐	☐
1g. Neal J. Keating	☐	☐	☐
1h. Hans-Peter Männer	☐	☐	☐
1i. Anthony V. Nicolosi	☐	☐	☐
1j. JoAnna L. Sohovich	☐	☐	☐

VOTE ON PROPOSALS

The Board of Directors recommends you vote FOR proposal 2:	**For**	**Against**	**Abstain**
2. Ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for 2024.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3:	**For**	**Against**	**Abstain**
3. Vote on a non-binding resolution to approve the Company's executive compensation.	☐	☐	☐

NOTE: To conduct such other business that may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NY20023481_x1 - 001

V34369-P07611-Z87123

BARNES GROUP INC.
2024 Annual Meeting of Stockholders
May 3, 2024 11:00 A.M. Eastern Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Thomas O. Barnes, Thomas J. Hook, and Jay B. Knoll each individually or jointly, and each with the power to appoint his or her substitute, as proxies and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BARNES GROUP INC. that the stockholder(s) is/are entitled to vote at the 2024 Annual Meeting of Stockholders to be held at 11:00 A.M. Eastern Time on May 3, 2024, in person at the DoubleTree by Hilton, 42 Century Drive, Bristol, CT 06010 and live by audio webcast at www.virtualshareholdermeeting.com/B2024, and any adjournment or postponement thereof. The shares represented by this proxy will be voted as directed by the undersigned stockholder(s) in this proxy card. **If no direction is given when this proxy is returned, such shares will be voted "FOR" all of the director nominees listed in proposal 1, "FOR" proposals 2, and 3.** In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting. This card also provides confidential voting instructions to the Trustee for shares held in the Barnes Group Inc. Retirement Savings Plan. If you are a participant and have shares of Barnes Group Inc. Common Stock allocated to the account under this plan, please read the following as to the voting of such shares: if you do not provide voting instructions to the Trustee by 11:59 P.M. Eastern Time on April 30, 2024, these shares will be voted in the same manner and proportion as shares for which instructions are timely received from other plan participants.

Continued and to be signed on reverse side

NY20023481_x1 - 002